As filed with the Securities and Exchange Commission on June 30, 2022

Registration Statement No. 333-260882

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAN B CORP.

(Name of small business issuer in our charter)

Florida	0001509957	20-3624118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS Employer Identification Number

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Telephone: (516) 595-9544

Marco Alfonsi, CEO

960 South Broadway, Suite 120

Hicksville, NY 11801

Telephone: (516) 595-9544

(Name, address and telephone number of agent for service)

Copies to:

Arden Anderson, Esq.	Robert F. Charron, Esq.
Dodson Robinette PLLC dba Crowdfunding Lawyers	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas
1431 E. McKinney St. Suite 130	New York, New York 10105
Denton, TX 76209	(212) 370-1300
(940) 205-5180

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED June 30, 2022

CAN B CORP.

Up to 2,029,703 Class A Units consisting of common stock and Series X Warrants and

Up to 2,029,703 Class B Units consisting of pre-funded Series Y Warrants and Series X Warrants

Can B Corp, a Florida corporation (the “Company,” “us,” “we,” or “our”) is offering up to 2,029,703 Class A Units, with each Class A Unit consisting of one share of common stock, Nil par value per share, and one Series X Warrant (“Series X Warrant”) to purchase one share of common stock (together with the share of common stock underlying each Series X Warrant, the “Class A Units”) at an assumed public offering price of $5.05 per Class A Unit, which is the last reported sale price of our common stock OTC Markets Group OTCQB market as of May 20, 2022.

We are also offering to those purchasers whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, in lieu of the number of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%), up to 2,029,703 Class B Units. Each Class B Unit consists of one pre-funded Series Y Warrant (“Series Y Warrants,” and together with the Series X Warrants, the “Warrants”) to purchase one share of common stock and one Series X Warrant (together with the share of common stock underlying each Series Y Warrant and each Series X Warrant, the “Class B Units” and, together with the Class A Units, the “Units”) at an assumed public offering price of $5.04999 per Class B Unit, which is the assumed public offering price per Class A Unit minus $0.0001 (the offering of the units to the public, the “Offering”).

Each Series Y Warrant included in the Class B Units entitles its holder to purchase one share of common stock at an exercise price per share of $0.0001. Each Series X Warrant included in the Class B Units entitles its holder to purchase one share of common stock at an assumed exercise price per share of $5.05 (which is the last reported sale price of our common stock OTC Markets Group OTCQB market as of May 20, 2022). The number of Class A Units sold in the offering shall be reduced on a one-to-one basis for each Class B Unit sold.

The Class A Units and Class B Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising such units are immediately separable and will be issued separately despite being purchased together in this Offering. The Series X Warrants offered hereby may be exercised from time to time beginning on the issuance date and expire on the five-year anniversary of the issuance date. The Series Y Warrants offered hereby may be exercised from time to time beginning on the issuance date and until all of the Series Y Warrants are exercised in full.

We have applied to list our common stock and Series X Warrants on the Nasdaq Capital Market under the symbols “CANB” and “CANBW”, respectively. There is no assurance that our listing applications will be approved. We will not complete this Offering unless our applications are approved. There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Class A Unit	Per Class B Unit	Total
Public offering price(1)	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	The public offering price and underwriting discount corresponds to (a) in respect of the Class A Units (i) a public offering price per share of common stock of $ and (ii) a public offering price per Series X Warrant of $ and (b) in respect of the Class B Units (i) a public offering price per Series Y Warrant of $ and (ii) a public offering price per Series X Warrant of $ .
(2)	Represents an underwriting discount and commissions equal to 7.0% per Unit (or $ per Unit), which is the underwriting discount we have agreed to pay to the underwriters. Does not include a management fee equal to 1.0% of the total gross proceeds from the offering and accountable expenses up to $150,000 payable to H.C. Wainwright & Co., LLC as representative of the underwriters. See “Underwriting” beginning on page 19 of this prospectus for additional information regarding underwriting compensation.

In addition to the underwriting discounts listed above and the management fee and accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to H.C Wainwright & Co., LLC., as representative of the underwriters, warrants that will expire on the 5th anniversary of the commencement of sales in this offering entitling the representative to purchase 7.0% of the total number of shares of common stock and/or pre-funded warrants sold in this offering. The registration statement of which this prospectus is a part also covers the representative’s warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 19.

The Offering is being underwritten on a firm commitment basis. The underwriter may offer the securities from time to time to purchasers directly or through agents, through brokers in brokerage transactions on The Nasdaq Capital Market, to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

We have granted the representative an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional 279,546 shares of common stock and/or Series X Warrants on the same terms as the other shares and Series X Warrants being purchased by the underwriters from us (equal to 15% of the shares of common stock (including shares underlying the Series Y Warrants) and 15% of the Series X Warrants in the Offering).

H.C. Wainwright & Co.

This Prospectus is dated [*], 2022

We have prepared this prospectus as part of a registration statement that we filed with the SEC for our offering of securities. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with additional information described below under “Additional Information.”

This prospectus is not an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor any underwriters have authorized any other person to provide you with any information different from that contained in this prospectus or information furnished by us upon request as described herein. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our shares. This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Such information necessarily incorporates significant assumptions, as well as factual matters. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

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SUMMARY INFORMATION

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “CANB” refers to Can B Corp. together with its wholly owned subsidiaries. In instances where we refer emphatically to “Can B Corp.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity.

The Company

Can B. Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005 in order to tap into a largely un-serviced segment of the web-based advertising industry. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008, in order to acquire Prosperity’s office productivity software suite as a complement to WRAP’s existing intellectual property. After its acquisition, the Company transferred Prosperity’s operations to WRAP; however, the Company does not currently actively operate its WRAP or Prosperity divisions.

Around the first quarter of 2017, the Company began to transition into the health and wellness industry, offering products that incorporate hemp and hemp derivatives. On May 15, 2017, WRAP changed its name to “Canbiola, Inc.” On March 6, 2020 CANB changed its name again to “Can B̅ Corp.” in order to segregate its corporate identity from its lead products branded under the Canbiola™ brand.

Effective December 27, 2010, WRAP effected a 10 for 1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1 for 10 reverse stock split of its common stock. On March 6, 2020, Can B̅ Corp. effected a 1 for 300 reverse stock split of its common stock. As of February 14, 2022, the Company effectuated a 1 for 15 reverse stock split of its common stock. The accompanying consolidated financial statements retroactively reflect these stock splits.

Can B. Corp.’s shares of common stock are currently quoted on OTC Market’s OTCQB® Venture Market under the symbol “CANB.” We have applied to list our common stock and Series X Warrants on the Nasdaq Capital Market under the symbols “CANB” and “CANBW”, respectively. There is no assurance that our listing applications will be approved. We will not complete this offering unless our applications are approved. There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Our principal executive offices are located at 960 South Broadway, Suite 120, Hicksville NY 11801 and our telephone number is 516-595-9544.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $10,266,007 during the year ended December 31, 2021 and as of that date, had an accumulated deficit of $77,766,659. Due to recurring losses from operations and the accumulated deficit the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

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Business Overview

The Company, directly and through its subsidiaries, is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises.

The Company’s primary business is the development, production and sale of products containing hemp derived cannabinoids, including, but not limited to, cannabidiol (“CBD”), cannabinol (“CBN”) cannabigerol (“CBG”), delta-8, and delta-10. The Company has five divisions: Pure Health Products (white label production, sales and operations, and lifestyle brand marketing), Hemp Operating Division (industrial hemp production, biomass and isolate processing, and R&D of cannabinoids), Green Grow Farms (licensed hemp growing and processing- inactive), Duramed (no fault, Medicare and workers’ comp durable medical equipment), and Imbibe Wellness Solutions (celebrity specific products and influencer branding, expected to launch 2022).

The statements found herein have not been evaluated by the Food and Drug Administration (FDA) and the Company’s products are not intended to diagnose, treat, cure or prevent any disease or medical condition.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1.07 billion (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)	the date on which such issuer has, during the previous three-year period, issued more than $1.0 billion in nonconvertible debt; or

(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Investor Notes

The Company has recently raised $750,000 through the sale of convertible promissory notes to three unaffiliated investors. Each investor was given a 10% original issuance discount and warrants with 100% coverage of the amount of the notes. The Company may prepay the notes subject to a 10% prepayment penalty and must repay all of the notes if this registration statement is declared effective by the SEC and must repay at least 50% of the notes in the event of an alternative financing occurring after the Company has raised at least $1,250,000 in bridge financing. The Company has agreed to offer the investors the first right to participate in future financings, subject to certain exceptions.

On April 13, 2022, the Company entered into an amendment (“Amendment”) to certain transactional documents between the Company and Arena Special Opportunities Partners I, LP, a Delaware limited partnership (the “ASOP”) and Arena Special Opportunities Fund, LP, a Delaware limited partnership (“ASOF” and, collectively with ASOP, the “Holders”), whereby Holders agreed to extend the maturity date of certain promissory notes held by Holders to April 30, 2022, waive certain defaults under the related transactional documents, and agreed to provide consent to certain actions requiring Holder approval. In consideration for the foregoing, the Company agreed to pay Holders an aggregate of $300,000, payable upon closing of this offering. In addition, the Company has agreed to pay all interest due under the notes issued in 2020 in common stock and the notes issued in 2021 in cash upon such closing. The Company was also granted the option to further extend the maturity dates of the Holder’s notes for up to an additional two months, provided that for each month of extension, the Company will pay Holders $100,000, payable in the same manner as the above $300,000. The Company has informed the Holders of its intent to extend the maturity of the notes to June 30, 2022, for an additional $100,000 to be paid for by using a portion of the proceeds from the closing of this offering. In addition, on June 28, 2022, the Company and Holders executed an Exchange Agreement whereby the parties agreed that upon pricing of this offering following this Registration Statement being declared effective by the SEC, all principal, interest and fees due holders under its original $1,500,000 promissory note issued on or around May 17, 2021 (the “May 2021 Debt”) will be automatically exchanged for shares of common stock in the Company at a rate of $4.00 per share.

Accordingly, the Company intends to use partial proceeds from this offering to pay off the foregoing debt.

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THE OFFERING

Securities Offered by Us

Up to 2,029,703 Class A Units, with each Class A Unit consisting of one share of common stock, Nil par value per share, and one Series X Warrant to purchase one share of common stock at an assumed public offering price of $5.05 per Class A Unit, which is the last reported sale price of our common stock OTC Markets Group OTCQB™ market as of May 20, 2022.

We are also offering to those purchasers whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, in lieu of the number of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%), up to 2,029,703 Class B Units. Each Class B Unit consists of one pre-funded Series Y Warrant to purchase one share of common stock and one Series X Warrant at an assumed public offering price of $5.04999 per Class B Unit, which is the assumed public offering price per Class A Unit minus $0.0001.

The number of Class A Units sold in the offering shall be reduced on a one-to-one basis for each Class B Unit sold.

Warrants to Purchase Common Stock Offered by Us

Each Series Y Warrant included in the Class B Units entitles its holder to purchase one share of common stock at an exercise price per share of $0.0001. Each Series X Warrant included in the Units entitles its holder to purchase one share of common stock at an assumed exercise price per share of $5.05 (which is the last reported sale price of our common stock OTC Markets Group OTCQB market as of May 20, 2022. The Series X Warrants offered hereby may be exercised from time to time beginning on the issuance date and expire on the five-year anniversary of the issuance date. The Series Y Warrants offered hereby may be exercised from time to time beginning on the issuance date and until all of the Series Y Warrants are exercised in full.

We have applied to have the Series X Warrants listed on Nasdaq.

This prospectus also relates to the offering of the shares of our common stock issuable upon exercise of such Warrants.

Option to Purchase Additional Securities	The Offering is being underwritten on a firm commitment basis. We have granted to the underwriter a 30-day option to purchase up to ____ additional shares of common stock and/or ____ Series X Warrants at the public offering price, less underwriting discounts and commissions on the same terms as set forth in this prospectus (equal to 15% of the shares of common stock (including shares underlying the Series Y Warrants) and 15% of the Series X Warrants in the Offering).

Common Stock to be Outstanding Immediately After this Offering	As of May 20, 2022, there were approximately 3,325,814 shares of common stock issued and outstanding, 0 shares of Series A Preferred Stock, 0 shares of Series B Preferred Stock, 23 shares of Series C Preferred Stock, and 1,950 of Series D Preferred Stock issued and outstanding. Following this Offering, there will be 5,355,517 shares of common stock outstanding (assuming no Class B Units are sold and no exercise of the underwriters’ option to purchase additional securities and assuming no exercise of the Warrants).

Use of Proceeds	We estimate that the net proceeds to us from this offering, assuming the after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $9,230,000, assuming a public offering price of $5.05 per Unit, which was the last sale price of our common stock as reported on the OTCQB on May 20, 2022. In general, the Company will use net proceeds from this offering for operations, new product development, acquisitions, rent, repayment of debt, and working capital.

Risk Factors	An investment in our securities offered hereby is speculative and involves a high degree of risk. The Company and its business are subject to numerous risks, including, among others, those associated with development of the Company’s product candidates, technology development, the ability of the Company to obtain additional funds, and those associated with newer business enterprises. See the section titled “Risk Factors” elsewhere in this prospectus.

OTC Markets Venture Market Symbol	“CANB”

Proposed Nasdaq Capital Market Listing and Symbol

We have applied for our common stock and Series X Warrants to be listed on The Nasdaq Capital Market under the symbols “CANB” and “CANBW”, respectively. The successful listing of our common stock and Series X Warrants on the Nasdaq is a condition of this Offering. However, there can be no assurance that Nasdaq will approve our listing applications. We will not complete this offering unless our applications are approved.

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering and our Common Stock

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the trading of our common stock has generally been very volatile and experienced sharp share-price and trading-volume changes. The trading price of our securities is likely to remain volatile and could fluctuate widely in response to many factors, including but not limited to the following, some of which are beyond our control:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

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Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our common stock is thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given that we are a relatively small company and have experienced losses from operations that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We may require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and large stockholders own a significant percentage of our outstanding capital stock. Our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially own shares representing more than a majority of the eligible votes of the Company. Accordingly, our directors and executive officers have significant influence over our affairs due to their substantial ownership coupled with their positions on our management team and have substantial voting power to approve matters requiring the approval of our stockholders. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our reported financial information and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on the internal control over financial reporting. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, our management will be unable to conclude that our internal control over financial reporting is effective. Moreover, when we are no longer a smaller reporting company, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed.

If we are unable to conclude that our internal control over financial reporting is effective, or when we are no longer a smaller reporting company, if our auditors were to express an adverse opinion on the effectiveness of our internal control over financial reporting because we had one or more material weaknesses, investors could lose confidence in the accuracy and completeness of our financial disclosures, which could cause the price of our common stock to decline. Internal control deficiencies could also result in a restatement of our financial results in the future. We have concluded that are internal controls have not been sufficient; however, we have begun to take steps to remediate such insufficiencies. We have communicated to our accounting review firm and audit that we have accomplished the following: (i) we have transitioned each operating subsidiary to a separate bookkeeping system (QuickBooks) and input data at each operating location on a daily basis vs. previously batching data and inputting at corporate office. Corporate then verifies data prior to accepting, (ii) we have a QuickBooks trained person with who inputs data on a real-time basis but not allowed at subsidiary level to access or make certain changes, (iii) we have installed for the hemp division companies (Botanical Biotech (Miami), TN Botanicals (TN), Co botanicals (CO) daily tracking procedures whereby every ounce and pound of raw materials (biomass or crude) is tracked by lot number from input to processing through to finished product, (iv) our accounts receivable tracking system, which is essentially our Duramed Division receivables, is now tracking by medical device unit number, by doctor, by location, by insurance billing company, and we have a far more refined software track and billing system than we did prior quarters, (v) we have consolidate banking to a master account with our primary bank (Investors Bank) by subsidiary and only have one independent subsidiary bank in TN for TN Botanicals which is managed for balances through Investors Bank, (vi) we have instituted a new procedure for any payables which requires double signatures to release any funds for any reason, (vii) we have changed merchant accounts to a single user to better tie out to bank balances and accounts receivable, and (viii) Pure Health Products, LLC, our production facility in Lacey WA in mid-November just received NSF Certification (National Sanitation Foundation), the highest certification possible which now allows us to bid and product products for major national retailers but also has the highest certification and maintenance program in the food supplement industry. NSF uses a sophisticated MARKOV software system to track ever incoming product and package, manage the formulation process and makes appropriate adjustments to every material and unit down to the gram.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock could be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for operations, new product development, acquisitions, rent, repayment of debt and general corporate purposes, including working capital. The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds,” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our shares from the Company has been arbitrarily determined.

Our management has determined the shares offered by the Company. The price of the shares we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes Oxley Act. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Exchange, which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our various convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we fail to timely file our SEC reports in the future, or any other events of defaults occur under the notes, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless.

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The issuance and sale of common stock upon conversion of our convertible notes may depress the market price of our common stock.

If sequential conversions of the convertible notes and sales of such converted shares take place, the price of our common stock may decline, and as a result, the holders of the convertible notes will be entitled to receive an increasing number of shares in connection with conversions, which shares could then be sold in the market, triggering further price declines and conversions for even larger numbers of shares, to the detriment of our investors. The shares of common stock which the convertible notes are convertible into may be sold without restriction pursuant to Rule 144. As a result, the sale of these shares may adversely affect the market price, if any, of our common stock.

We have established preferred stock which can be designated by the Company’s Board of Directors without shareholder approval.

The Company has 5,000,000 shares of preferred stock authorized. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the board of directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the board of directors. Because the board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders, shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. The issuance of shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders. As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

You will experience immediate and substantial dilution when you purchase shares in this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the assumed sale by us of 2,029,703 shares of our common stock in this offering at an assumed public offering price of $5.05 per Unit, the last reported sale price of our common stock on May 20, 2022, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering will suffer an immediate dilution of approximately $2.23 per share (assumes warrants are not exercised).

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. See “Dilution” on page 18 of this prospectus for a more detailed discussion of the dilution you will incur in connection with this offering.

The Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series X Warrants may exercise their right to acquire the common stock and pay an assumed exercise price of $5.05 per share, prior to five (5) years from the date of issuance, after which date any unexercised Series X Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and there can be no assurance a trading market will develop, even upon the listing of the Series X Warrants. We do not intend to apply for a listing for the Series Y Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series Y Warrants will be limited.

The price of our common stock or Warrants may fluctuate substantially.

You should consider an investment in our common stock and Warrants to be risky, and you should invest in our Units only if you can withstand a significant loss and wide fluctuations in the market value of your investment. In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Risks Related to our Business

Since we have a limited operating history in our industry, it is difficult for potential investors to evaluate our business.

Our short operating history in our industry may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We expect to need substantial additional funding to pursue additional product development and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel additional product development or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

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Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has expressed substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have any key person insurance.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The health and wellness and hemp derivative industries are highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of hemp products, including validation procedures and regulatory matters. Moreover, some of these competitors may have patents or pending patent applications that our products infringe and for which we would need a license to become free to operate. In addition, our products compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for research and product development work and acquisitions. If we cannot raise sufficient capital, we may have limited ability to expend the capital necessary to undertake or complete research and product development work and acquisitions. There can be no assurance that debt or equity financing will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

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We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we have focused our efforts on particular products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. We rely, and will continue to rely, on our related parties to maintain these services. If the pricing for these services changes, or if our related parties cease to provide these services, including by terminating agreements with us, we may be unable to obtain replacements for these services on the same terms without disruption to our business. This could have a material effect on our business, results of operations and financial condition.

Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors, which could have a material adverse effect on our liquidity, results of operations and financial condition.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brands, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our trademarks, trade secrets and other intellectual property rights. There is a risk of certain valuable trade secrets being exposed to potential misappropriation. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. There is a risk that we may have insufficient resources to counter adequately such misappropriation or infringement through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into the rapidly growing CBD, CBN, CBG and delta-8 markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

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If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brands and reputation in the markets we serve. If problems with our products or technologies cause customers to experience operational disruption or failure or delays, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

If we or any of our suppliers or third-parties on which we rely for the development, manufacturing, marketing, or sale of our products fails to comply with regulatory requirements applicable to the development, manufacturing, marketing, and sale of our product candidates, regulatory agencies may take action against us or them, which could significantly harm our business.

Our product candidates, along with the development process, the manufacturing processes, labeling, advertising, and promotional activities for these products, are subject to continual requirements and review by the FDA and state and foreign regulatory bodies. Regulatory authorities subject a marketed product, its manufacturer, and the manufacturing facilities to continual review and periodic inspections. We, our suppliers, third-parties on which we rely, and our and their respective contractors, suppliers and vendors, will be subject to ongoing regulatory requirements, including complying with regulations and laws regarding advertising, promotion and sales of products (including applicable anti-kickback, fraud and abuse and other health care laws and regulations), required submissions of safety and other post-market information and reports, registration requirements, Clinical Good Manufacturing Practices (cGMP) regulations (including requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation), and the requirements regarding the distribution of samples to physicians and recordkeeping requirements. Regulatory agencies may change existing requirements or adopt new requirements or policies. We, our suppliers, third-parties on which we rely, and our and their respective contractors, suppliers, and vendors, may be slow to adapt or may not be able to adapt to these changes or new requirements.

Failure to comply with regulatory requirements may result in any of the following:

●	restrictions on our product candidates or manufacturing processes;

●	warning letters;

●	withdrawal of the products from the market;

●	voluntary or mandatory recall;

●	fines;

●	suspension or withdrawal of regulatory approvals;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	product seizure;

●	injunctions; or

●	imposition of civil or criminal penalties.

We could be subject to costly product liability claims related to our products.

Since most of our products are intended for human use, we face the risk that the use of our products may result in adverse side effects to people. We face even greater risks upon further commercialization of our products. An individual may bring a product liability claim against us alleging that one of our products causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

●	the inability to commercialize our products;

●	decreased demand for our products;

●	regulatory investigations that could require costly recalls or product modifications;

●	loss of revenue;

●	substantial costs of litigation;

●	liabilities that substantially exceed our product liability insurance, which we would then be required to pay ourselves;

●	an increase in our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all;

●	the diversion of management’s attention from our business; and

●	damage to our reputation and the reputation of our products.

Product liability claims may subject us to the foregoing and other risks, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.

The Company could be subject to enforcement action by the FDA and certain state regulatory agencies for its products containing CBD or THC compounds.

In 2018, the federal Farm Bill removed hemp as a Schedule I drug under the Controlled Substances Act and hemp may now be grown as a commodity crop, with restrictions; however, the 2018 Farm Bill did not specifically legalize CBD. Until Congress promulgates rules and regulations relating to hemp derived cannabinoids, the “legal” status of such, or the processes the Company may have to implement (and at what expense), are still unknowns. A similar paradigm exists under various state laws with which the Company will have to comply. Further, the FDA currently considers the addition of CBD to food products, cosmetics or supplements to be illegal and also prohibits the advertisement of CBD products with health claims. In addition, the FTC under the Federal Trade Commission Act (“FTC Act”) requires that product advertising is truthful, substantiated and non-misleading. We believe that our advertising meets these guidelines; however, the FTC may bring a challenge at any time to evaluate our compliance with the FTC Act.

Further, the FDA has recently increased its review of and enforcement against CBD companies for violations of the Federal Food, Drug, and Cosmetic Act (“FCDA”), particularly with respect to the sale of food products containing CBD, claiming that CBD can treat medical conditions in humans or animals, promoting CBD products as dietary supplements, and adding CBD to human and animal foods. Should the Company become subject to enforcement action by the FDA, it could be forced to spend significant sums defending against such enforcement, pay significant fines and ultimately could be forced to stop offering some or all of its CBD products, which would materially, negatively affect the Company’s business and shareholders’ investments. The FDA can also subject individuals to criminal penalties, including fines and imprisonment, for violating certain provisions of the FDCA related to CBD products. In addition, notwithstanding the intense pressure on FDA to fast-track the CBD approval process, it is likely that the approval process for use of CBD or other cannabinoids in foods, cosmetics or supplements will take years and possible that it could never occur at all.

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Due to the controversy over the cannabis plant within the United States, we face challenges getting our products into stores and into the hands of the end user.

The Company intends to release products that contain CBD derived from hemp that are legal within the U.S. However, it is possible we may face scrutiny and run into issues getting our products into stores due to hesitation by stores to carry any product at all affiliated with the cannabis plant, as well as federal, state and local regulations that may restrict our ability to sell cannabinoid products.

The Company’s production of Delta-8 THC and Delta-10 THC could subject it to enforcement action by certain federal and state regulatory agencies.

Delta-8 THC and delta-10 THC are cannabis compounds that can cause effects similar to delta-9 THC, the main compound in cannabis that causes psychoactive effects. Delta-8 THC and delta-10 THC can be extracted from either hemp or marijuana, but all of the Company’s delta-8 products are made with hemp containing no more than 0.3% THC. Because of the 2018 Farm Bill, hemp can be legally grown and used for extractions all over the United States. Notwithstanding the foregoing, the legality of hemp-derived delta-8 THC and delta-10 THC is in a gray area and varies from state-to-state, with some states allowing, some not addressing specifically, and others banning due to similarity to delta-9 THC. Although the federal legality of delta-8 THC and delta-10 THC is still unclear, the FDA has recently issued Warning Letters to five companies for selling products labeled as containing delta-8 tetrahydrocannabinol, noting that delta-8 THC has psychoactive and intoxicating effects and may be dangerous to consumers. The Warning Letters were primarily targeted at companies marketing the compound as unapproved treatments for various medical conditions or for other therapeutic uses, without adequate directions for use, or the addition of delta-8 THC in foods. Should the Company become subject to enforcement action by federal or state agencies, it could be forced to spend significant sums defending against such enforcement and ultimately could be forced to stop offering some or all of its delta-8 THC and/or delta-10 THC products and/or be subject to other civil or criminal sanctions, which would materially, negatively affect the Company’s business and shareholders’ investments.

The novel coronavirus disease of 2019 (“COVID-19”) has had, and continues to have, broad impacts on multiple sectors of the global economy, making it difficult to predict the extent of its impact on our business.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this Offering Circular. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the foreseeable future. We have experienced negative impacts from COVID in the form of reduced sales, delayed operations, inability to effectuate certain business plans, supply chain issues and the like.

Our acquisitions may expose us to unknown liabilities.

Because we have acquired, and expect generally to acquire, all (or a majority of) the outstanding securities of certain of our acquisition targets, our investment in those companies are or will be subject to all of their liabilities other than their respective debts which we paid or will pay at the time of the acquisitions. If there are unknown liabilities or other obligations, our business could be materially affected. We may also experience issues relating to internal controls over financial reporting that could affect our ability to comply with the Sarbanes-Oxley Act, or that could affect our ability to comply with other applicable laws.

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If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

Our industry is subject to extensive federal, state and local laws and regulations that are extremely complex and for which, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. We exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. We will also take such laws into account when planning future operations and acquisitions. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

Any failure to comply with all applicable federal and state anti-kickback laws may result in fines and other liabilities, which may adversely affect the Company’s results of operations and reputation.

The federal anti-kickback statute (the “AKS”) applies to Medicare, Medicaid and other state and federal programs. AKS prohibits the solicitation, offer, payment or receipt of remuneration in return for referrals or the purchase, or in return for recommending or arranging for the referral or purchase, of goods, including drugs, covered by the federal health care programs. At present, the Company does not participate in any federal programs and its products are not reimbursed by Medicare, Medicaid or any other state or federal program. The AKS is a criminal statute with criminal penalties, as well as potential civil and administrative penalties. The AKS, however, provides several statutory exceptions and regulatory “safe harbors” for particular types of transactions. Many states have similar fraud and abuse laws and their own anti-kickback laws, some of which can apply to all payors, and not just governmental payors. While the Company believes that it is in material compliance with both federal and state AKS laws, the AKS laws present different levels of risks as to two of the Company’s lines of business: (1) sale of the Company’s medical foods, and (2) sale of the Company’s medical devices.

At present, the Company’s products are not reimbursable under any federal program. If, however, that changes in the future and it were determined that the Company was not in compliance with the AKS, the Company could be subject to liability, and its operations could be curtailed, which could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, if the activities of its customers or other entity with which the Company has a business relationship were found to constitute a violation of the AKS and the Company, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, the Company could be subject to sanctions or liability under such laws, including civil and/or criminal penalties, as well as exclusion from government health programs. As a result of exclusion from government health programs, neither products nor services could be provided to any beneficiaries of any federal healthcare program.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel, risks posed by natural disasters and risks of lawsuits from customers who are injured from or dissatisfied with our products. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Our ability to service our indebtedness will depend on our ability to generate cash in the future.

Our ability to make payments on our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash is subject to general economic and market conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash to fund our working capital requirements, capital expenditure, debt service and other liquidity needs, which could result in our inability to comply with financial and other covenants contained in our debt agreements, our being unable to repay or pay interest on our indebtedness, and our inability to fund our other liquidity needs. If we are unable to service our debt obligations, fund our other liquidity needs and maintain compliance with our financial and other covenants, we could be forced to curtail our operations, our creditors could accelerate our indebtedness and exercise other remedies and we could be required to pursue one or more alternative strategies, such as selling assets or refinancing or restructuring our indebtedness. However, such alternatives may not be feasible or adequate.

On April 13, 2022, the Company entered into an Amendment to certain transactional documents between the Company and Arena Special Opportunities Partners I, LP, a Delaware limited partnership and Arena Special Opportunities Fund, LP, a Delaware limited partnership, whereby Holders agreed to extend the maturity date of certain promissory notes held by Holders to April 30, 2022, waive defaults under the related transactional documents, and agreed to provide consent to certain actions requiring Holder approval. In consideration for the foregoing, the Company agreed to pay Holders an aggregate of $300,000, payable upon closing of this offering. In addition, the Company has agreed to pay all interest due under the notes issued in 2020 in common stock and the notes issued in 2021 in cash upon such closing. The Company was also granted the option to further extend the maturity dates of the Holder’s notes for up to an additional two months, provided that for each month of extension, the Company will pay Holders $100,000, payable in the same manner as the above $300,000. The Company has elected to extend the maturity of the notes to June 30, 2022 for an additional $100,000 to be paid for by using a portion of the proceeds from the closing of this offering. In addition, on June 28, 2022, the Company and Holders executed an Exchange Agreement whereby the parties agreed that upon pricing of this offering following this Registration Statement being declared effective by the SEC, the May 2021 Debt will be automatically exchanged for shares of common stock in the Company at a rate of $4.00 per share.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents it incorporates contains forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates, including data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $9,230,000 ($10,644,500 if the underwriter exercises its over-allotment option in full), based on the assumed public offering price of $5.05 per Unit, the last reported sale price of our common stock on the OTCQB on May 20, 2022, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will only receive additional proceeds from the exercise of the Series X Warrants issuable in connection with this Offering if the Series X Warrants are exercised and the holders of such Series X Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Series X Warrants.

Each $1.00 increase (decrease) in the assumed public offering price per Class A Unit (or Class B Unit) would increase (decrease) the net proceeds to us by approximately $    million, assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, and assuming the exercise of all Series Y Warrants included in the Class B Units, no exercise of any of the Series X Warrants and no exercise of any option to purchase additional securities, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of units to be sold in this offering. Each increase (decrease) of 100,000 units offered by us would increase (decrease) the net proceeds to us by approximately $    million, assuming the assumed public offering price remains the same, and assuming the exercise of all Series Y Warrants included in the Class B Units, no exercise of any of the Series X Warrants and no exercise of any option to purchase additional securities, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

In general, the Company will use net proceeds from this offering for operations, new product development, acquisitions, rent, repayment of debt, and working capital. The Company intends to allocate up to $6,500,000 for the repayment of debt and accrued interest.

The allocation of the Use of Proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the Units, we have considered a number of factors including, but not limited to, the current market price of our common stock, trading prices of our common stock over time, the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, market and economic conditions at the time of the offering, and Nasdaq bid requirements. The offering price for the Units sold in this offering may be more than the market price for our common stock.

DILUTION

All investors purchasing Units from the Company in this offering will experience immediate dilution, as exampled below, and all shareholders in the Company may be subject to dilution from the exercise of convertible securities currently outstanding in the Company, or if the Company issues more of its authorized stock.

Our net tangible book value as of March 31, 2022 was $5,859,569, or approximately $1.76 per share based on 3,325,814 shares of common stock outstanding as of May 20, 2022.

After giving further effect to the sale of 2,029,703 Class A Units (or Class B Units) in this Offering, at an assumed public offering price of $5.05 per Unit, the last reported sale price of our common stock on the OTCQB Market on May 20, 2022, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the exercise of all Series Y Warrants included in the Class B Units, no exercise of any of the Series X Warrants and no exercise of any option to purchase additional securities, our as adjusted net tangible book value would have been approximately $15,089,569, or $2.82 per share.  This represents an immediate increase in net tangible book value of $1.06 per share to existing stockholders and immediate dilution of $2.23 per share to investors purchasing units in this Offering at the public offering price. The following table illustrates this per share dilution.

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The following table illustrates this calculation on a per share basis.

Assumed public offering price per Unit	$5.05
Net tangible book value per share as of March 31, 2021	$1.76
Increase in net tangible book value per share attributable to new investors	$1.06
Adjusted net tangible book value per share as of March31, 2021	$2.82
Dilution per share to new investors in the offering	$2.23

If the underwriter exercises its option to purchase additional shares in full, our as-adjusted net tangible book value would be $16,504,069, or $2.92 per share, representing an increase in the net tangible book value to existing stockholders of $1.16 per share and immediate dilution of $2.13 per share to new investors purchasing shares of our common stock in this offering.

The following does not take into account conversion of preferred stock or exercise of warrants and assumes there has been no change in net tangible book value since March 31, 2022.

CAPITALIZATION

The following table sets forth Can B Corp.’s (the “Company”) cash and cash equivalents and capitalization at March 31, 2022:

●	on an actual basis;
●	on an as adjusted basis to give effect to (1) the issuance of Class A Units pursuant to this Offering, and the receipt of approximately $9,230,000 in net proceeds from the sale of such units, assuming an initial public offering price of $5.05 per share, which is the last reported sale price of our common stock OTC Markets Group OTCQB market as of May 20, 2022, after deducting underwriting discounts and commissions and estimated offering expenses, (2) the repayment of convertible debt, and (3) the application of the estimated net proceeds from the offering.

The following table assumes the exchange of the May 2021 Debt by the Arena Holders upon pricing of this offering:

	As of March 31, 2022
	Actual	As adjusted (1)(2)(3)

Cash and cash equivalents	$114,992	$6,264,935
Long-term debt, including current portions:
Convertible promissory notes	4,465,065	-
Other long-term debt	1,598,250	1,598,250
Notes and loans payable, net	6,063,315	1,598,250
Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares:	-	-
Series A Preferred stock, no par value: 20 shares authorized, 5 shares issued and outstanding	5,320,000	5,320,000
Series B Preferred stock, $0.001 par value: 500,000 shares authorized, 0 issued and outstanding	-	-
Series C Preferred stock, $0.001 par value: 2,000 shares authorized, 23 issued and outstanding	207,000	207,000
Series D Preferred stock, $0.001 par value: 4,000 shares authorized, 1,950 issued and outstanding	2	2
Common stock, no par value; 1,500,000,000 shares authorized, 3,286,113 issued and outstanding	76,219,018	77,719,018
Common stock issuable, no par value; 21,547 shares	119,586	119,586
Treasury stock	(572,678)	8,657,322
Additional paid-in capital	6,206,822	6,206,822
Accumulated deficit	(81,251,556)	(81,251,556)
Accumulated deficit	6,248,194	16,978,194

Total capitalization	$12,311,509	$18,576,444

(1) Assumes that 2,029,703 Class A Units are sold in this offering at an assumed offering price of $5.05 per Class A Unit, which is the last reported sale price of our common stock OTC Markets Group OTCQB market as of May 20, 2022, and that the net proceeds thereof are approximately $9.23 million after deducting placement agent fees and our estimated expenses.

(2) Does not include the shares of common stock that may be issued under the warrants to be issued in this offering. Assumes only Class A Units are sold in this offering. To the extent we sell any Class B Units, the same aggregate number of common stock equivalents resulting from this offering would be convertible under the Series Y Warrants issued as part of the Class B Units.

(3) Assumes payment of all convertible debt and debt that would otherwise be due and payable upon consummation of the offering contemplated by this registration statement, excluding $1,500,000 which is to be converted to common stock at a price of $4.00 per share.

UNDERWRITING

We are offering the Units described in this prospectus through the underwriters named below. We have entered into an underwriting agreement, dated May __, 2022, with H.C. Wainwright & Co., LLC (“Wainwright” or the “Representative”), who is acting as book-running manager of the offering. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase the number of our securities set forth opposite its name below, if any are purchased. A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

Underwriter	Shares	Series Y Warrants	Series X Warrants
H.C. Wainwright & Co., LLC
Total

We have been advised by the underwriter that it proposes to offer the Units directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $    per share and $    per Series X Warrant.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the Units, or the shares of common stock and warrants included in the Units in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

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Underwriting Discount and Expenses

The underwriter may offer the securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases securities from us and the price at which the underwriter resells such securities may be deemed underwriting compensation. If the underwriter effects such transactions by selling securities to or through dealers, such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of securities for whom they may act as agents or to whom they may sell as principal.

The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Class A Unit(1)	Per Class B Unit(1)	Total	Total with Full Exercise of Overallotment
Public offering price
Underwriting discount to be paid to the underwriters by us (7.0%)(2)(3)
Proceeds to us (before expenses)

(1)	The public offering price and underwriting discount corresponds to a public offering price per share of common stock of $ and (ii) a public offering price per Series X Warrant of $ .
(2)	We have also agreed to pay the representative $50,000 for non-accountable expenses, pay a management fee equal to 1.0% of the gross proceeds, to reimburse the accountable expenses of the representative, including legal fees, in this offering, up to a maximum of $150,000, and $15,950 for clearing costs.
(3)	We have granted a 30 day option to the representative to purchase up to 279,546 additional shares of common stock (up to 15% of the shares of common stock, which includes shares underlying the Series Y Warrants) and/or additional warrants exercisable for up to an additional 279,546 shares of common stock (up to 15% of the Series X Warrants sold in this offering) at the assumed public offering price per share of common stock and the assumed public offering price per warrant set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

We estimate the total expenses payable by us for this offering to be approximately $     , which amount includes (i) the underwriting discount of $        and (ii) reimbursement of the accountable expenses of the underwriters, including the legal fees of the representative and (iii) other estimated company expenses of approximately $       which includes legal accounting printing costs and various fees associated with the registration and listing of our securities.

The securities we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 30 days after the date of this prospectus to purchase up to a number of additional shares of common stock and/or Series X Warrants equal to 15.0% of the number of shares of common stock (including shares underlying the Series Y Warrants) sold in the primary offering and/or 15.0% of the Series X Warrants sold in the primary offering at the public offering price per share of common stock and the public offering price per Series X Warrant set forth on the cover page hereto less the underwriting discounts and commissions. The underwriter may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock and/or Series X Warrants are purchased, the underwriters will offer these shares of common stock and/or Series X Warrants on the same terms as those on which the other securities are being offered.

Nasdaq Listing

Our shares of common stock are quoted on the OTCQB under the symbol “CANB.” We have applied to list our common stock and Series X Warrants on The Nasdaq Capital Market under the symbol “CANB” and “CANBW”, respectively. There is no assurance that our listing application will be approved. We will not consummate this offering unless our common stock and Series X Warrants are approved for listing on The Nasdaq Capital Market. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Determination of Offering Price

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters among the factors considered in determining the public offering price of the Units were;

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering, including discussions between the underwriters and prospective investors.

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The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

Our officers, directors and each of their respective affiliates and associated partners have agreed with the underwriters to be subject to a lock-up period of ninety (90) days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent and Registrar

We have engaged Transhare Corporation located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762 as our transfer agent.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit a syndicate representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids, to the extent applicable, may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Representative’s Warrants

We will issue to Wainwright or its designees warrants to purchase an aggregate number of shares of our common stock equal to 7.0% of the number of shares of common stock issued in this offering, at an exercise price per share equal to 125% of the public offering price (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable, in whole or in part, upon issuance and will expire on the fifth anniversary of the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8)(A). Pursuant to FINRA Rule 5110(e), the Representative Warrants and any shares of common stock issued upon exercise of the Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Representative Warrants and the shares of common stock underlying the Representative Warrants are registered on the registration statement of which this prospectus forms a part.

Tail

In the event that any investors that were contacted about this offering or were introduced to us in connection with this offering by the underwriter provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind within twelve months following the date of the expiration or termination of our engagement of the underwriter, we shall pay the underwriter certain cash and warrant compensation on the gross proceeds from such investors.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriter may be required to make for these liabilities.

DESCRIPTION OF SECURITIES

The following description is a summary of the material rights of shareholders and Warrant holders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws. The rights of holders of Series Y Warrants and Series X Warrants are dictated by the terms of the Series Y Warrants and Series X Warrants, respectively. Each of the foregoing documents has been filed as an exhibit to this prospectus. The following brief summary of the material terms and provisions of the Warrants is subject to, and qualified in its entirety by, the applicable form of Warrant.

Units

We are offering up to 2,029,703 Class A Units, with each Class A Unit consisting of one share of common stock and one Series X Warrant to purchase one share of common stock at an exercise price per share of $        , together with the share of common stock underlying each Series X Warrant, at an assumed public offering price of $5.05 per Class A Unit, which is the last reported sale price of our common stock on OTCQB on May 20, 2022. The Class A Units will not be certificated and the shares of common stock and Series X Warrants comprising such units are immediately separable and will be issued separately but will be purchased together in this Offering.

We are also offering to those purchasers whose purchase of Class A Units in this Offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this Offering, the opportunity to purchase, in lieu of the number of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%), up to 2,029,703 Class B Units. Each Class B Unit consists of one Series Y Warrant to purchase one share of common stock at an exercise price per share of $0.0001 and one Series X Warrant to purchase one share of common stock at an exercise price per share of $     , together with the share of common stock underlying each Warrant, at an assumed public offering price of $5.04999 per Class B Unit, which is the public offering price per Class A Unit minus $0.0001. The Class B Units will not be certificated and the Series Y Warrants and Series X Warrants comprising such units are immediately separable and will be issued separately but will be purchased together in this Offering. The number of Class A Units sold in the offering shall be reduced on a one-to-one basis for each Class B Unit sold.

Common Stock

We are authorized to issue 1,500,000,000 shares of common stock, Nil par value per share. As of May 20, 2022, there were approximately 3,325,814 shares of common stock issued and outstanding, held by approximately 392 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. Shareholders may take action by written consent.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends to common stockholders since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

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Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, including 20 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, 2,000 shares of Series C Convertible Preferred Stock, and 4,000 shares of Series D Preferred Stock. As of May 20, 2022, there were 23 shares of Series C Preferred Stock, 1,950 of Series D Preferred Stock and no shares of Series B Preferred Stock or Series A Convertible Preferred Stock issued and outstanding.

On or around July 28, 2020, shareholders holding a majority of the Company’s voting stock approved an amendment to the certificate of designation for the Series A Preferred Shares. Once the amendment is filed, the Series A Preferred Shares will have the following rights and privileges: All Series A Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of the liquidation or winding up of the Company, whether voluntary or involuntary, each holder of Series A Preferred stock may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of such Series A Shares on the applicable issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. The holders of Series A preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Each share of Series A Preferred Stock is entitled to 4,445 votes and may be converted into 2,223 shares of common stock (each after adjusting for recent 1 for 15 reverse stock split). Par value for the Series A Preferred Shares is $0.001.

Series B Preferred Stock ranks senior to all other stock of the Company. Series B holders are entitled to quarterly dividends in cash or shares of common stock. Series B stock is convertible into shares of common stock and the certificate of designation for the Series B Preferred Stock contains anti-dilution and penalty provisions relating to the conversion into common stock. For a complete description of the rights and privileges of Series B Preferred Stock, refer to the certificate of designation included herewith in Exhibit 3.1, which investors should carefully review. There are no outstanding shares of Series B Preferred Stock and the Company does not intend to issue any additional shares at this time.

Series C Convertible Preferred Stock ranks senior to all shares of Common Stock of the Company with respect to the preferences as to distributions of dividends and ranks pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. The holders of Series C preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Par value for the Series A Preferred Shares will be $0.001. Each share of Series C Convertible Preferred Stock is entitled to 1,667 votes and may be converted into 1,667 shares of Common Stock (each after adjusting for the reverse stock split). No shares of Series C Preferred Stock are outstanding, but it is intended that such stock will be issued under the Company’s incentive Plan and otherwise as compensation for certain service providers, including officers and directors of the Company.

All Series D Preferred Stock shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred share shall have voting rights equal to 667 (after adjustment for reverse stock split) shares of Common Stock, adjustable at any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred shares at any time for a purchase price of par value per share of Series D Preferred shares (“Price per Share”). Should the Company desire to purchase Series D Preferred shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred shares being purchased multiplied by the Price per Share. The shares of Series D Preferred shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. Each share of Series D Preferred Stock has a par value of $0.001. On or around March 27, 2021, the Company issued Mr. Alfonsi, Mr. Ferro, and Mr. Teeple Series D Preferred Stock in the amount of 600 shares each and to COO Philip Scala in the amount of 150 shares, collectively representing 1,300,000 voting shares after adjusting for the recent reverse stock split.

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Series X Warrants Offered in this Offering

The following summary of certain terms and provisions of the Series X Warrants to purchase common stock that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series X Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series X Warrant for a complete description of the terms and conditions of the Series X Warrants. The Series X Warrants will be issued in book-entry form and will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC pursuant to a warrant agency agreement between us and Transhare Corporation, as the warrant agent.

Duration and Exercise Price

The Series X Warrants are exercisable from and after the date of their issuance and expire on the fifth anniversary of such date, at an exercise price per share of common stock equal to $_____. The holder of a Series X Warrant will not be deemed a holder of our underlying common stock until such warrant is exercised. No fractional shares of common stock will be issued in connection with the exercise of Series X Warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of a Series X Warrant, we will round such fraction up to the next whole share.

Exercisability

The Series X Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us or the warrant agent a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series X Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Series X Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series X Warrants. Purchasers of warrants in this offering may also elect prior to the issuance of the Series X Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If, at the time a holder exercises its Series X Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series X Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series X Warrants.

Transferability

Subject to applicable laws, a Series X Warrant may be transferred at the option of the holder upon surrender of the Series X Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of a Series X Warrant. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Trading Market

There is no established public trading market for the Series X Warrants, and there is no assurance a market will develop. We are in the process of applying to have the Series X Warrants listed on Nasdaq under the symbol “CANBW”. We will not consummate this offering unless our shares of common stock and Series X Warrants are approved for listing on Nasdaq. Without an active trading market, the liquidity of the Series X Warrants will be limited.

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Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock with respect to the shares of common stock underlying the warrants, including any voting rights, until they exercise their warrants. The warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series X Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series X Warrants will be entitled to receive upon exercise of such Series X Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series X Warrant, in the event of certain fundamental transactions, the holders of the Series X Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series X Warrants on the date of consummation of the transaction.

Series Y Warrants Included in the Class B Units

The material terms and provisions of the Series Y Warrants being offered pursuant to this prospectus are summarized below. This summary of some provisions of the Series Y Warrants is not complete. For the complete terms of the Series Y Warrants, you should refer to the form of Series Y Warrant filed as an exhibit to the registration statement of which this prospectus forms a part. The Series Y Warrants that are purchased in the Offering as part of the units will be issued as separate warrant certificates.

Each Class B Unit includes one Series Y Warrant to purchase one share of common stock at an exercise price equal to $0.0001 per share at any time until the Series Y Warrants are exercised in full. The Series Y Warrants issued in this Offering will be governed by the terms of such Series Y Warrant and will be issued in certificated form. The holder of a Series Y Warrant will not be deemed a holder of our underlying common stock until the Series Y Warrant is exercised, except as set forth in the Series Y Warrant.

Subject to certain limitations as described below, the Series Y Warrants are immediately exercisable upon issuance on the closing date and may be exercised at any time until the Series Y Warrants are exercised in full. Pursuant to the terms of the Series Y Warrants, a holder of Series Y Warrants will not have the right to exercise any portion of its Series Y Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation; provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares issuable upon exercise of the Series Y Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Series Y Warrant holders must pay the exercise price in cash upon exercise of the Series Y Warrants, unless such Series Y Warrant holders are utilizing the cashless exercise provision of the Series Y Warrants.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series Y Warrants will be entitled to receive upon exercise of such Series Y Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their Series Y Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series Y Warrants.

Upon the holder’s exercise of a Series Y Warrant, we will issue the shares of common stock issuable upon exercise of the Series Y Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision). Prior to the exercise of any Series Y Warrants to purchase common stock, holders of the Series Y Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the Series Y Warrants are exercised. At the election of the Series Y Warrant holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, such holder may elect instead, at any time until the Series Y Warrants are exercised in full, to exercise via a “cashless” exercise provision and to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series Y Warrants.

INTEREST OF NAMED EXPERTS

The financial statements of the Company for fiscal years ending December 31, 2020 and 2021 have been included herein in reliance upon the reports of BF Borger CPA PC, certified public accountants upon the authority of said firm as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Organization

We were originally incorporated as WrapMail, Inc. in Florida on October 11, 2005 in order to tap into a largely un-serviced segment of the web-based advertising industry. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc., a New York corporation incorporated on April 2, 2008, in order to acquire Prosperity’s office productivity software suite as a complement to WRAP’s existing intellectual property. After its acquisition, the Company transferred Prosperity’s operations to WRAP; however, the Company does not currently actively operate its WRAP or Prosperity divisions pending decision on whether to hold on to, sell or repurpose such assets.

Around the first quarter of 2017, the Company began to transition into the health and wellness space, including the development, processing and sale of hemp derived products, and now operates three distinct divisions: retail sales, R&D and manufacturing, and durable medical devices. The Company also has a hemp cultivation division which is currently non-operational.

On May 15, 2017, WRAP changed its name to Canbiola, Inc. to reflect its transition. On March 6, 2020 CANB changed its name to “Can B̅ Corp.” in order to segregate its corporate identity from its lead products branded under the Canbiola™ brand.

Effective December 27, 2010, WRAP effected a 10 for 1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1 for 10 reverse stock split of its common stock. On March 6, 2020, Can B̅ effected a 1 for 300 reverse stock split of its common stock. On February 14, 2022, the Company effectuated a 1 for 15 reverse split of its stock.

Business Segments

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises.

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Hemp is thought to contain anywhere from 60 to over 100 naturally occurring compounds (cannabinoids) thought to interact with cannabinoid receptors present on the surface of cells in various parts of the central nervous system. The effects of cannabinoids are thought to depend on the area of the brain involved. Cannabidiol (“CBD”) is probably one of the most well-known of these compounds, thought to have many beneficial uses. CBD is incorporated into many of the Company’s products; however, the Company has recently begun extracting and processing cannabinol (“CBN”), cannabigerol (“CBG”), delta-10 and delta-8 for its products and for wholesale to third-parties looking to incorporate such compounds into their products. The Company has all of its hemp based raw materials to incorporate into products tested by a 3rd party independent laboratory. The Company aims to be the premier provider of the highest quality natural hemp cannabinoid products on the market through sourcing the very best raw material and developing a variety of products it believes will improve people’s lives in a variety of areas.

I-	Pure Health Products

Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) is the Company’s manufacturing arm. PHP manufactures all of the Company’s CBD products and also provides white label manufacturing and production services to third parties and performs research and development for the Company. Through PHP, the Company is able to control the manufacturing process of its products while reducing its production costs. Pasquale Ferro is the president of PHP.

In December, 2018, the Company acquired 100% of the membership interests in Pure Health Products, with which it had had and has an exclusive production agreement, pursuant to an Acquisition Agreement (“PHP Acquisition Agreement”). In January, 2019, PHP acquired certain assets from Seven Chakras, LLC (“Seven Chakras”), a former competitor, which assets included the rights and title to (i) Seven Chakras’ proprietary formulas, methods, trade secrets, and know-how related to the production of Seven Chakras’ CBD products, (ii) Seven Chakras’ tradename, domain name, and social media sites, and (iii) other assets of Seven Chakras including but not limited to raw materials, equipment, packaging and labeling materials, mailing lists, and marketing materials.

The Company currently has four in-house branded CBD products that are manufactured by PHP and sold to consumers, Canbiola™, Nu Wellness™, Seven Chakras™ and Pure Leaf Oil™.

The Company’s Canbiola™ CBD products are sold via medical professionals under distribution agreements and directly by the Company via its website and vending machines. The Canbiola™ assets are held directly by the Company and include tinctures, soaps, bath soaks, cryo-gel, salves, massage oils, powders, capsules and roll-ons.

The Company’s Pure Leaf Oil™ assets are held by PHP. Pure Leaf Oil™ CBD products are sold via PHP’s website, direct to consumer via walk-in business, and through distributors and are meant for retail customers not referred through the medical community. Pure Leaf Oil™ products include massage oils, joint salves, bath salts, nano sprays, drops, and cryo-gels. PHP also holds the assets related to its Seven Chakras™ brand. Seven Chakras™ is targeted toward health clubs, spas, and beauty lines and CBD products include lotion, massage oils, roll-ons, isolate, powders, capsules, and bath soaks. Severn Chakras™ has its own internet website and direct markets to its customer base.

PHP has also created a new brand, Nu Wellness™, which it intends to market through distributors as an independent pharmacy brand targeted towards independent retail drug stores. Nu Wellness™ has yet to launch or make sales, which are intended to occur sometime in 2022.

All finished products are stored for time- quality measurement, and each batch of every product is sent to an independent third-party lab for a Certificate of Analysis (“COA”) of the finished products. These COA’s are both listed on our web site and available via the QR code on every retail package.

II-	Hemp Operating Division

The Company’s hemp operating division performs R&D for the Company including for CBN, CBG, delta-8 and delta-10. It also produces industrial hemp and processes hemp biomass, isolate and isomers.

Around March 17, 2021, the Company acquired assets through its newly-formed, wholly-owned subsidiary, Botanical Biotech, LLC, a Nevada limited liability company (“BB” or “Botanical Biotech”). Such assets include certain materials and manufacturing equipment and marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets.

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Around August 12, 2021, the Company and CO Botanicals LLC, a Nevada limited liability company and wholly owned subsidiary of CANB (“COB”) acquired hemp processing assets from TWS Pharma, LLC, a Wisconsin limited liability company and L7 TWS Pharma, LLC, a Wisconsin limited liability company. COB operates out of Mead, CO.

Around August 13, 2021 the Company and TN Botanicals LLC, a Nevada limited liability company and wholly owned subsidiary of CANB (“TNB”) acquired assets from Music City Botanicals, LLC, a Wisconsin limited liability company (“MCB”) including certain equipment, inventory, and intellectual property. TNB operates out of Mcminville, TN.

From its Miami lab, the Company processes hemp isolate into isomers such as CBN, CBG, delta-8 and delta-10. At its Tennessee location, the Company produces industrial hemp, processes hemp biomass to isolate, processes isolate to isomers such as CBN, CBG, delta-8 and delta-10, and performs research and development on cannabinoids such as such as CBN, CBG, delta-8, delta-10, CBD and CBDA. At its Colorado facilities, the Company produces industrial hemp and processes hemp biomass to isolate. The biomass and isolate processed by the Company may be produced by the Company or purchased from third parties. All of the Company’s end products contain .3% or less of THC (delta-9).

The Company is also in the process of building out an event/consumption lounge at its Miami lab for showcasing its products and building brand awareness. It is intended that the lounge will attract corporate executives, socialites, influencers and celebrities as a place where they can hang out and sample the Company’s products, including vapes and edibles (each non-THC). The lounge will have 1,500 sqft indoor space and a 1,000 sqft patio. The lounge will have a plug and play surround sound system, 140 inch hi-def 4k bridged TVs and host podcasts, karaoke, and DJ with stage capabilities and will offer bar grub and food truck menus. The Company has also executed a contract with a developer to build and operate additional lounges across the country, subject to certain terms and conditions, including the success of the Miami lounge once open.

III-	Durable Medical Equipment

Through its medical device division, Duramed, Inc. (“Duramed”) and Duramed MI LLC, a Nevada limited liability company fka DuramedNJ, LLC (“Duramed MI”), the Company serves the post-surgery medical patient arena aiming to aid in recovery and pain reduction.

In November 2018, the Company formed Duramed, Inc. to facilitate the manufacture and sale of durable medical equipment (“DME”) incorporating CBD. On January 14, 2019, Duramed entered into a Memorandum of Understanding (the “Sam MOU”) with Sam International (“Sam”) and ZetrOZ Systems LLC (“ZetrOZ” and, collectively with Sam, the “Manufacturers”). Pursuant to the Sam MOU, the Manufacturers granted Duramed the exclusive right to distribute sam® Pro 2.0 (SA271) and sam® Gel Coupling Patches (UB-14-72) within the United States for the Personal Injury Protection/No Fault Market during the term of the Sam MOU. Duramed has agreed to purchase monthly minimums from the Manufacturers at a price per Unit of $2,447. The exclusivity of the Distribution License granted to Duramed under the Sam MOU was dependent upon meeting the monthly minimum, which did not happen. In addition, Duramed was granted the right to distribute sam® Gel Capture Patches (UB-14-24). Duramed will get rebates of 2%-3% based on the volume of products sold by it. We did not meet the monthly minimums as contemplated by the Sam MOU and as such we are currently distributing the aforementioned products on an at-will, non-exclusive basis.

On May 29, 2019, the Company created Duramed MI to execute the same business strategy into the no-fault insurance market in New Jersey that it had developed in New York; however, Duramed MI is not currently operating in NJ and is in the process of moving its operations to Michigan, which have not begun yet. None of Duramed’s products are reimbursable under any federal program.

IV-	Green Grow Farms

Green Grow Farms, Inc., a New York corporation (“GGFI” or “Green Grow”) served as the Company’s hemp cultivation arm.

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Through GGFI, the Company grew its own hemp in New York and partnered with third party growers in other states whereby GGFI provided the farmers with seed and training and splits profits with the farmers. GGFI was to supply the Company with all hemp needed for the Company to produce its CBD products, which hemp would be processed by a third party and shipped to the Company’s production facility in Lacey, WA. Notwithstanding the foregoing, currently, it is less expensive to buy crude oil and isolate than to produce such from hemp grown by the Company. Accordingly, the Company has stopped its Green Grow operations in favor of buying raw products from third parties. If and when it makes economic sense to grow its own hemp again, the Company will resume Green Grow operations.

V-	Imbibe Wellness Solutions

On February 22, 2021, the Company entered into an agreement to purchase additional CBD brand assets from Imbibe Health Solutions, LLC, a Delaware limited liability company. The assets have been placed into the Company’s wholly owned subsidiary, Imbibe Wellness Solutions, LLC, a Nevada limited liability company (fka Radical Tactical LLC) (“Imbibe Wellness”), and include the intellectual property rights, including trademarks, logos, know how, formulations, productions procedures, copyrights, social media accounts, domain names and marketing materials relating to the Imbibe™ branded products, including a muscle and joint salve, unscented fizzy bath soak, CALM massage oil, Me x 3 Metabolic Energy (energy and dietary supplement), and Muscle, Joints & Back CBD Cryo Gel. Imbibe Wellness is intended to develop and sell specific celebrity endorsed products and products promoted through influencer branding, which brands are expected to launch in 2022. Walter Hoelzel is the president of Imbibe Wellness.

FDA DISCLAIMER

The statements found herein have not been evaluated by the U.S. Food and Drug Administration (FDA) and the Company’s products are not intended to diagnose, treat, cure or prevent any disease or medical condition.

Competitive Conditions

The CBD and cannabis markets are flooded with competition ranging from mom and pop operations to multi-million-dollar conglomerates, many with longer operating histories, more capital and/or more industry knowledge than the Company. The Company hopes to partner with or engage industry specialists to help set it apart from its numerous competitors. The Company believes that one of those points of differentiation will be its 3rd party independent testing “Certificate of Analysis” conducted on all of the CBD isolate products it purchases and posting of those lab results on its website. The three largest CBD companies known to the Company are Elixinol LLC, a UK based company with $37 million revenue, GW Pharmaceuticals also UK based with $19 million revenue, and Aurora Cannabis based in Canada with just over $19 million revenue. The top USA companies include Medical Marijuana, CV Sciences, Gaia Herbs, and Charlotte’s Web with respective revenues of $59, $48, $45, and $17 million. Worthy of note is that Charlotte’s Web is on the shelf right next to us at Northwell Health.

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Hemp biomass and its derivative products have glutted the US market, benefiting our manufacturing divisions with less expensive product but causing our hemp cultivation and processing division to become financially imprudent until the oversupply issue has resolved. Thus, we have halted operations in such division for the time being but may resume such operations should a sound opportunity present. Although we have contract farm agreements in place to grow and harvest hemp biomass, other raw materials for our finished products have at least three sources of supply in the open market and we have little risk of any ingredient supply at this time.

Intellectual Property

The Company employs, through its Pure Health Product LLC division, two full time product researchers and developers and technology experts who, on a daily basis, set the quality standards and new product development status and time-line agendas under the direct supervision of the Company’s management team.

The Company has not been granted any patents or trademarks by the USPTO or by any patent or trademark office of a foreign nation.

Employees

The Company, directly or through its subsidiaries, currently has 68 full-time employees.

Reports to Security Holders

Our common stock is registered under the Exchange Act and we are required to file current, quarterly and annual reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website at www.canbcorp.com.

Government Regulation

The cultivation and sale of hemp and hemp products is federally regulated under the United States Farm Bill. The 2018 Farm Bill removed hemp as a Schedule 1 Substance under the Controlled Substances Act; however, rules and regulations relating to manufacture and sale of CBD and other hemp derivative products under the Farm Bill must still be promulgated and are expected to impact the Company’s operations. As the industry and our product lines expand, it is uncertain what other statutory schemes and agencies will start to regulate our products. The FDA currently still considers the addition of CBD to food products, cosmetics or supplements to be illegal and prohibits the advertisement of CBD products with health claims. The Company must also comply with each state’s laws relating to the sale of hemp-based products, with some states allowing the sale of cannabinoid products, some states limiting to medical purposes and some states banning outright. These regulations may affect, among others, the way the Company manufactures and distributes its products, the way the Company is taxed, the way the Company banks, the location of the Company’s facilities, the content and testing of the Company’s products, and the quality of the Company’s services. The Company has not sought or received approval of any of its products from the FDA or any state agency. Should the Company be sanctioned by the FDA or state agencies, it could materially, negatively impact the Company’s operations and revenue sources.

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We are also subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations. CBD sales are additionally state regulated for shipping and the Company maintains a current list.

Transfer Agent

We have engaged Transhare Corporation located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762 as our transfer agent.

DESCRIPTION OF PROPERTY

The Company does not currently own any real property. We do however lease office space in Hicksville, New York for $3,917 per month, out of which all subsidiaries other than Botanical Biotech and PHP operate. The Company’s wholly-owned subsidiary, Pure Health Products, operates its manufacturing facility in Lacey, Washington with lease payments equal to $2,345 per month. The Company has also recently entered into leases for three (3) new properties, as described below.

The Company leases approximately 7,408 square feet of the property located at 2041 NW 1st Avenue, Miami, FL 33127 (the “1st Property”). Base rent for the 1st Property is $16,000 per month, or $192,000 for the first year, except that if CANB pays the base rent in advance, the base rent amount for the first year will be reduced to $186,000. The base rent will increase by 5% each year during the term of the lease.

The Company leases an approximately 14,300 square foot building and related parcel located at 14320 Longs Peak Court, Mead, CO 80504 (the “LPC Property”) for base rent equal to $13,764 for the first year of the lease. Following the first year of the lease, on September 1 of each year, the base rent for the LPC Property will be increased by the greater of (i) 3%, or (ii) the difference between the Consumer Price Index for All Urban Consumers (as published by the Bureau of Labor Statistics) (“CPI”) for August 2021 compared to the CPI for August of the applicable year.

CANB leases an approximately 300,000 square foot facility situated on approximately 20 acres of industrial rated property located at 204 Red Road, McMinnville, TN 307110 (the “RR Property”) for base rent equal to $25,000 per month. The Company was granted an option to purchase the RR Property for a purchase price equal to fair market and appraised value and a right of first refusal to purchase the RR Property in the event the landlord receives a third-party offer to purchase the RR Property during the term of the lease.

CO Botanicals, LLC (“COB”), a wholly-owned subsidiary of Can B̅ Corp. leases the real properties located at 17171 County Road 21, Fort Morgan, CO 80701 and 12555 Energy Road, Fort Morgan, CO 80701 (collectively, the “Fort Morgan Properties”) on a month-to-month basis. Base rent for the Fort Morgan Properties is $22,250 per month.

Duramed leases an approximately 1,800 square feet office space located at 24901 Northwestern Highway, Southfield, MI. The lease term is for 18 months. Base rent for the lease term is $1,914 per month, or $22,963 for the first year. The base rent increases to $2,028 for the final six months.

LEGAL PROCEEDINGS

On April 28, 2021, the Company was served with a commercial legal action against the Company and certain officers by David Weissberg and Donna Marino, who are investors in the Company (collectively, the “Investors”). The complaint was filed in the Supreme Court of the State of New York, County of Nassau, Index No. 605191/2021. The complaint alleges four causes of action.

30

The first cause of action alleges that the Company breached Securities Purchase Agreements with the Investors by failing to assist the Investors in getting opinion letters to remove the restrictive legends from their shares, even though the Company made introductions and requests to the Company’s counsel, provided supporting documents for the Investor’s shares, and ultimately the opinion letters could not be rendered because the Investors failed to submit required documentation to counsel.

The second cause of action is similar to the first but related to alleged misrepresentations regarding removing the restrictive legends from shares that were issued for services rather than purchased.

The third cause of action alleges that the Company mislead the Investors to invest $500,000. The final cause of action alleges that officers of the Company made misrepresentations regarding the value of the Company’s stock, which caused David Weissberg to owe more in taxes than he was expecting.

We have consulted with attorneys and believe the Investors’ complaints are without merit, factually inaccurate, and frivolous. We intend to vigorously defend ourselves against the aforementioned legal action and will likely bring counterclaims against the Investors.

Around November 24, 2021, a vendor of the Company filed amended suit against the Company in Florida, Case No. 2021 CA 001797, for monies allegedly owed and civil theft relating to such monies and related products and fraud in the inducement. We do not believe we owe such vendor any amount. The court has entered a default judgement against the Company for our failure to timely answer the complaint, which default has since been overturned.

Other than above, we are not aware of any pending or threatened legal proceedings in which we are involved.

MARKET PRICE, DIVIDENDS, AND RELATED STOCKHOLDER MATTERS

Our common stock is listed for quotation on OTC Market’s OTCQB® Venture Market under the symbol “CANB.” Our common stock began trading in April 2011. Trading in our common stock has historically lacked consistent volume, and the market price has been volatile. Quotations of our common stock on OTCQB® reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions. We are applying to have our common stock traded on Nasdaq’s Capital Market.

The following table presents, for the periods indicated, the high and low bid prices of the Company’s common stock and is based upon information provided by OTC Market. These quotations below reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

2022 (Post 15 for 1 Reverse Split)
	High	Low
First Quarter	$9.00	4.50

2021
	High	Low
First Quarter	$1.37	0.37
Second Quarter	$0.65	0.27
Third Quarter	$0.98	0.40
Fourth Quarter	$0.75	0.40

2020 (Post 300:1 Reverse Split)
	High	Low
First Quarter	$6.30	$0.95
Second Quarter	$1.98	$0.40
Third Quarter	$1.80	$0.40
Fourth Quarter	$0.67	$0.35

The last reported sale price of the Company’s common stock as of May 20, 2022 was $5.05 per share.

31

Record Holders

As of May 20, 2022, there were 3,325,814 shares of common stock issued and outstanding to approximately 392 shareholders of record.

Dividends

The Company paid $0 in in-kind dividends on its Series B Preferred Stock by the issuance of common stock to the Series B holders in 2020 and 2019. Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The Series B Preferred Stock have no voting rights. There are no currently outstanding shares of Series B Preferred Stock*.

We do not anticipate paying any cash dividends in the foreseeable future. Except for its Series B Preferred Stock, of which there are none issued and outstanding*, the payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

* It has come to our attention that the Company’s transfer agent still shows 227,590 Series B Preferred shares as being held by RedDiamond Partners LLC (“RedDiamond”) due to an administrative oversight. Nonetheless, such shares were retired in exchange for 97,608 shares of common stock and rights to acquire an additional 35,667 shares of common stock issued to RedDiamond pursuant to an Exchange Agreement dated August 13, 2019.

Securities Authorized for Issuance under Equity Compensation Plans

On July 28, 2020, the Company adopted an Incentive Stock Option Plan (“ISO”). The purpose of this Can B Corp. 2020 ISO (the “Plan”) is to attract, retain, and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders. The Plan is administered by the Compensation Committee or, in the Board’s sole discretion, the Board. The Compensation Committee shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission. As used in this Plan, the term “Compensation Committee” shall be construed as if followed by the words “(if any);” and nothing in this Plan requires the Board to have a Compensation Committee. Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Preferred Stock and/or Common Stock (collectively, “Stock”) to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Preferred Stock and/or Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to adjustment from time to time, a maximum of two thousand (2,000) shares of Class C Preferred Stock and ten million (10,000,000) shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date. An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Excise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans*
Equity compensation plans approved by security holders	1,187,199	$0.36	58,812.801
Equity compensation plans not approved by security holders	-	-	-
Total	1,187,199	$0.36	58,812,801

*	Represents 2,000 Series C Preferred Shares on an as-converted basis and 8,812,801 shares of common stock available under the Plan.

32

F-1

FINANCIAL STATEMENTS AND NOTES

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Can B Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Can B Corp. as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

April 15, 2022

PCAOB No. 5041

F-2

Can B̅ Corp. and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$449,001	$457,798
Accounts receivable, less allowance for doubtful accounts of $547,241 and $485,848, respectively	3,646,677	2,003,064
Inventory	2,553,438	344,954
Note receivable	2,898	2,898
Prepaid expenses and other current assets	1,625	8,152
Total current assets	6,653,639	2,816,866

Property and equipment, net	7,052,926	994,979

Other assets:
Deposits	165,787	21,287
Intangible assets, net	369,015	-
Right of use assets, net	2,220,134	58,174
Other noncurrent assets	13,139	20,315
Total other assets	2,768,075	99,776

Total assets	$16,474,640	$3,911,621

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,163,284	$153,640
Accrued expenses	2,407,528	200,495
Due to related party	218,273	-
Notes and loans payable, net	4,865,749	1,827,531
Operating lease liability - current	808,223	43,506
Total current liabilities	9,463,057	2,225,172

Long-term liabilities:
Notes and loans payable, net	-	194,940
Operating lease liability - noncurrent	1,392,068	15,492
Total long-term liabilities	1,392,068	210,432

Total liabilities	$10,855,125	$2,435,604

Commitments and contingencies (Note 13)

Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares:
Series A Preferred stock, no par value: 20 shares authorized, issued and outstanding	28,440,000	28,440,000
Series B Preferred stock, $0.001 par value: 500,000 shares authorized, 0 issued and outstanding	-	-
Series C Preferred stock, $0.001 par value: 2,000 shares authorized, 23 issued and outstanding	207,000	5,607,000
Series D Preferred stock, $0.001 par value: 4,000 shares authorized, 1,950 issued and outstanding	2	-
Common stock, no par value; 1,500,000,000 shares authorized, 2,834,756 and 369,639 issued and outstanding at December 31, 2021 and 2020, respectively	49,676,847	30,874,270
Treasury stock	(572,678)	(572,678)
Additional paid-in capital	5,635,003	2,724,689
Accumulated deficit	(77,766,659)	(65,597,264)
Total stockholders’ equity	5,619,515	1,476,017

Total liabilities and stockholders’ equity	$16,474,640	$3,911,621

See notes to consolidated financial statements

F-3

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Operations

	Year Ended
	December 31,
	2021	2020
Revenues
Product sales	$4,156,281	$1,708,419
Service revenue	447,548	1,250
Total revenues	4,603,829	1,709,669
Cost of revenues	1,611,730	278,062
Gross profit	2,992,099	1,431,607

Operating expenses	13,258,106	8,968,408

Loss from operations	(10,266,007)	(7,536,801)

Other income (expense):
Other income	2,991	10,000
Gain from forgiveness of debt	196,889	-
Interest expense	(2,102,193)	(934,683)
Other expense	-	(414,116)
Other expense	(1,902,313)	(1,338,799)

Loss before provision for income taxes	(12,168,320)	(8,875,600)

Provision for income taxes	1,075	3,304

Net loss	$(12,169,395)	$(8,878,904)

Loss per share - basic and diluted	$(9.06)	$(37.68)
Weighted average shares outstanding - basic and diluted	1,343,219	235,649

See notes to consolidated financial statements

F-4

Can B̅ Corp. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Series A		Series B		Series C		Series D						Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2019	20	$5,539,174	-	$-	-	$-	-	$-	178,729	$24,323,712	-	$-	$1,456,176	$(24,669,513)	$6,649,549

Opening balance adjustments	-	22,900,826	-	-	623	5,607,000	-	-	-	3,778,521	-	-	-	(32,048,847)	237,500

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	62,747	1,568,109	-	-	-	-	1,568,109

Issuance of common stock - reverse stock split rounding	-	-	-	-	-	-	-	-	164	-	-	-	-	-	-

Issuance of common stock pursuant to note agreements	-	-	-	-	-	-	-	-	59,000	575,537	-	-	-	-	575,537

Issuance of common stock for acquisition of intangible assets	-	-	-	-	-	-	-	-	19,000	217,012	-	-	-	-	217,012

Issuance of common stock for compensation	-	-	-	-	-	-	-	-	2,000	41,625	-	-	-	-	41,625

Issuance of common stock in lieu of interest payment	-	-	-	-	-	-	-	-	12,333	77,775	-	-	-	-	77,775

Issuance of common stock for inventory	-	-	-	-	-	-	-	-	31,914	491,979	-	-	-	-	491,979

Treasury stock acquired	-	-	-	-	-	-	-	-	(36,248)	-	36,248	(560,000)	-	-	(560,000)

Sale of common stock	-	-	-	-	-	-	-	-	40,000	300,000	-	-	-	-	300,000

Shi Farms shares	-	-	-	-	-	-	-	-	-	(500,000)	-	(12,678)	-	-	(512,678)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	540,413	-	540,413

Issuance of common stock warrants in connection with convertible promissory notes payable	-	-	-	-	-	-	-	-	-	-	-	-	728,100	-	728,100

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,878,904)	(8,878,904)

Balance, December 31, 2020	20	$28,440,000	-	$-	623	$5,607,000	-	$-	369,639	$30,874,270	36,248	$(572,678)	$2,724,689	$(65,597,264)	$1,476,017

Issuance of preferred stock	-	-	-	-	-	-	1,950	2	-	-	-	-	-	-	2

Conversion of Series C Preferred stock to Common stock	-	-	-	-	(600)	(5,400,000)	-	-	1,000,000	5,400,000	-	-	-	-	-

Sale of common stock	-	-	-	-	-	-	-	-	814,336	6,555,453	-	-	-	-	6,555,453

Issuance of common stock in lieu of note repayment	-	-	-	-	-	-	-	-	77,017	537,748	-	-	-	-	537,748

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	157,115	2,657,048	-	-	-	-	2,657,048

Issuance of common stock for asset acquisitions	-	-	-	-	-	-	-	-	381,791	3,453,014	-	-	-	-	3,453,014

Issuance of common stock warrants and commitment shares in connection with convertible promissory note	-	-	-	-	-	-	-	-	-	-	-	-	515,276	-	515,276

Issuance of common stock in lieu of interest payment	-	-	-	-	-	-	-	-	34,857	199,314	-	-	-	-	199,314

Stock-based compensation													2,395,038

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(12,169,395)	(12,169,395)

Balance, December 31, 2021	20	$28,440,000	-	$-	23	$207,000	1,950	$2	2,834,756	$49,676,847	36,248	$(572,678)	$5,635,003	$(77,766,659)	$5,619,515

See notes to consolidated financial statements

F-5

Can B̅ Corp. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2021	2020
Operating activities:
Net loss	$(12,169,395)	$(8,878,904)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	-	936,875
Stock-based compensation	2,395,038	2,584,041
Depreciation	493,656	124,388
Amortization of intangible assets	48,689	658,910
Amortization of original-issue-discounts	1,640,242	273,607
Bad debt expense	61,393	270,919
Gain from forgiveness of debt	(196,889)	-
Stock-based interest expense	199,314	451,680
Loss on disposal of asset	-	(147,863)
Changes in operating assets and liabilities:
Accounts receivable	(1,705,006)	(1,022,374)
Inventory	(2,208,484)	931,523
Prepaid expenses	8,476	2,444,272
Other noncurrent assets	7,176	57,974
Operating lease right-of-use asset	(20,667)	525
Accounts payable	1,663,102	(627,239)
Accrued expenses	457,033	(5,425)
Net cash used in operating activities	(7,322,732)	(1,947,091)

Investing activities:
Note receivable	-	21,370
Purchase of property and equipment	(538,763)	(50,219)
Purchase of intangible assets	(177,530)	-
Deposits paid	(144,500)
Proceeds from disposal of asset	-	3,600
Net cash used in investing activities	(860,793)	(25,249)

Financing activities:
Proceeds received from notes and loans payable	1,625,000	4,521,618
Proceeds from issuance of Series D Preferred Stock	2	-
Proceeds from sale of common stock	6,555,453	300,000
Repayments of notes and loans payable	(224,000)	(1,359,900)
Deferred financing costs	-	(518,120)
Proceeds received from related parties, net	218,273	-
Acquisition of treasury stock	-	(560,000)
Net cash provided by financing activities	8,174,728	2,383,598

Decrease in cash and cash equivalents	(8,797)	411,258
Cash and cash equivalents, beginning of period	457,798	46,540
Cash and cash equivalents, end of period	$449,001	$457,798

Supplemental Cash Flow Information:
Income taxes paid	$1,075	$3,304
Interest paid	$4,000	$206,328
Non-cash Investing and Financing Activities:
Issuance of common stock in lieu of repayments of notes payable	$537,748	$1,568,109
issuance of common stock for services rendered	$2,657,048	$1,458,485
Issuance of common stock in asset acquisitions	$3,453,014	$217,011
Assets acquired through common stock payable	$1,750,000	$-
Assets acquired through issuance of promissory note	$1,250,000	$-
Issuance of common stock warrants and commitment shares in connection with convertible promissory note	$515,276	$-
Issuance of common stock for inventory	$-	$491,979

See notes to consolidated financial statements

F-6

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Note 1 – Organization and Description of Business

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp. (the “Company”, “we”, “us”, “our”, “CANB”, “Can B̅” or “Registrant”).

The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company runs it manufacturing operations through PHP and holds and sells several of its brands through PHP as well. The Company’s durable equipment products, such as sam® units with and without CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and Duramed MI LLC (fka DuramedNJ, LLC) (incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February 1, 2019. Most of the Company’s consumer products include hemp derived cannabidiol (“CBD”); however, the Company has just recently begun extracting cannabinol (“CBN”) and cannabigerol (“CBG”) for wholesale to third-parties looking to incorporate such compounds into their products through its wholly owned subsidiaries, Botanical Biotech, LLC (incorporated March 10, 2021), TN Botanicals, LLC and CO Botanicals LLC (both incorporated in August 2021). These three subsidiaries have also begun synthesizing Delta-8 and Delta-10 from hemp. Delta-8 and Delta-10 can produce similar, though less potent, effects as delta-9 (commonly referred to as THC); however, the legality of hemp derived Delta-8 and Delta-10 are in a gray area and considered a potential loophole at this point due to the 2018 hemp bill. The Company’s other subsidiaries did not have operations during the year ended December 31, 2021.

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises. Can B̅’s products include oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates and lifestyle products. Can B̅ develops its own line of proprietary products as well seeks synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp derived products on the market through sourcing the best raw material and offering a variety of products we believe will improve people’s lives in a variety of areas.

Note 2 – Liquidity

The consolidated financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in a normal course of business. As of December 2021, the Company had cash and cash equivalents of $449,001 and negative working capital of $2,809,418. For the years ended December 31, 2021 and 2020, the Company had incurred losses of $12,169,395 and $8,878,904, respectively. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by raising capital through the sale of shares of its common stock. Also, the Company plans to expand its operation of CBD products to increase its profitability. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

On February 8, 2022, the Company effected a 1-for-15 reverse stock split of the Company’s common stock, or the 2021 Reverse Stock Split. As a result of the 2021 Reverse Stock Split, every 15 shares of the Company’s pre-2021 Reverse Stock Split common stock were combined and reclassified into one share of the Company’s common stock.

Principles of Consolidation

The consolidated financial statements contained herein include the accounts of Can B Corp. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

F-7

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Covid-19

Commencing in December 2019, the novel strain of coronavirus (“COVID-19”) began spreading throughout the world, including the first outbreak in the US in February 2020. On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. COVID-19 has disrupted and continues to significantly disrupt local, regional, and global economies and businesses. The

COVID-19 outbreak is disrupting supply chains and affecting production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on the Company’s customers, employees and vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company’s financial condition and/or results of operations is uncertain.

In response to COVID-19, the Company put into place certain restrictions, requirements and guidelines to protect the health of its employees and clients, including requiring that certain conditions be met before employees return to the Company’s offices. Also, to protect the health and safety of its employees, the Company’s daily execution has evolved into a largely virtual model. The Company plans to continue to monitor the current environment and may take further actions that may be required by federal, state or local authorities or that it determines to be in the interests of its employees, customers, and partners.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales (or revenues) and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that estimates made as of the date of the financial statements could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, revenue recognition, allowance for doubtful accounts, recognition and measurement of income tax assets, valuation of share-based compensation, and the valuation of net assets acquired.

Asset Acquisitions

When applicable, the Company accounts for the acquisition of a business in accordance with the accounting standards codification (“ASC”) guidance for business combinations, whereby the total purchase consideration transferred is allocated to the assets acquired and liabilities assumed, including amounts attributable to non-controlling interests, when applicable, based on their respective estimated fair values as of the date of acquisition. Goodwill represents the excess of purchase consideration transferred over the estimated fair value of the identifiable net assets acquired in a business combination.

Assigning estimated fair values to the net assets acquired requires the use of significant estimates, judgments, inputs, and assumptions regarding the fair value of the assets acquired and liabilities assumed. Estimated fair values of assets acquired and liabilities assumed are generally based on available historical information, independent valuations or appraisals, future expectations, and assumptions determined to be reasonable but are inherently uncertain with respect to future events, including economic conditions, competition, the useful life of the acquired assets, and other factors. The company may refine the estimated fair values of assets acquired and liabilities assumed, if necessary, over a period not to exceed one year from the date of acquisition by taking into consideration new information that, if known at the date of acquisition, would have affected the estimated fair values ascribed to the assets acquired and liabilities assumed. The judgments made in determining the estimated fair value assigned to assets acquired and liabilities assumed, as well as the estimated useful life and depreciation or amortization method of each asset, can materially impact the net earnings of the periods subsequent to the acquisition through depreciation and amortization, and in certain instances through impairment charges, if the asset becomes impaired in the future. During the measurement period, any purchase price allocation changes that impact the carrying value of goodwill affects any measurement of goodwill impairment taken during the measurement period, if applicable. If necessary, purchase price allocation revisions that occur outside of the measurement period are recorded within cost of sales or selling, general and administrative expense within the Consolidated Statements of Earnings depending on the nature of the adjustment.

F-8

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

When an acquisition does not meet the definition of a business combination because either: (i) substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset, or group of similar identified assets, or (ii) the acquired entity does not have an input and a substantive process that together significantly contribute to the ability to create outputs, the company accounts for the acquisition as an asset acquisition. In an asset acquisition, goodwill is not recognized, but rather, any excess purchase consideration over the fair value of the net assets acquired is allocated on a relative fair value basis to the identifiable net assets as of the acquisition date and any direct acquisition-related transaction costs are capitalized as part of the purchase consideration.

Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) ASC 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criterial standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts.

Private Label Customers are wholesale distributors of the Company’s product, under their own wholesale private label brand. The products are made to Company specifications and shipped directly to the wholesaler. The pricing is predicated upon a volume discount negotiated at the time of the placement of the orders. Product is produced and labeled in the Washington manufacturing facility and shipped directly to the Private Label customer who re-distributes to their retail and other customers. The products are fully paid when shipped.

Revenue from product sales is recognized when an order has been obtained, the price is fixed and determinable, the product is shipped, title has transferred, and collectability is reasonably assured.

The Company’s Duramed Division provides a sam® Pro 2.0 medical device to patients through a doctor program whereby the physician evaluates the patients’ needs for medical necessity, and if determined that the device use would be beneficial, writes a prescription for the patient who signs a rental form, for a 35-day cycle for the unit, that is submitted to Duramed who bills the appropriate insurance company. The insurance company pays the invoice, or a negotiated amount via arbitration, and that revenue is reported as revenue when invoiced to the insurance carrier. The collected amount is reconciled with the invoice amount on a daily basis.

Freight billed to customers is included within sales on the consolidated statement of operations. The related freight charged to the Company is included within cost of revenues. Sales tax collected from customers is remitted to governmental authorities on a net basis.

Cost of Revenues

The cost of revenues is the total cost incurred to obtain a sale and the cost of the goods sold, and the Company’s policy is to recognize it in the same manner as, and in conjunction with, revenue recognition. Cost of revenues primarily consist of the costs directly attributable to revenue recognized and includes expenses related to the production, packaging and labeling of our CBD products.

F-9

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Cash, cash equivalents and restricted cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Accounts receivables, net

Trade receivables arise from granting credit to customers in the normal course of business, are unsecured and are presented net of an allowance for doubtful accounts. The allowance is based on a number of factors, including the length of time the receivable is past due, the Company’s previous loss history, the customer’s current ability to pay, and the general condition of the economy and industry as a whole. Depending on the customer, payment is due between 30 and 60 days after the customer receives an invoice. Accounts that are more than 45 days past due are individually analyzed for collectability. When all collection efforts have been exhausted, the accounts are written off. Historically, the Company has not suffered significant losses with respect to its trade receivables.

Inventories

Inventories, which consist of purchased components for resale, are valued at the lower of average cost (which approximates the first-in, first-out method) and net realizable value. The Company reduces the carrying value of inventory for those items that are potentially excess, obsolete or slow-moving based on changes in customer demand, technology developments or other economic factors.

Long-lived assets

Property and equipment are recorded at cost and presented net of accumulated depreciation. Major additions and betterments are capitalized while maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed. Property and equipment are depreciated on the straight-line basis over their estimated useful lives.

Definite-lived intangible assets arising from asset acquisitions include intellectual property, patents, trademarks, and certain hemp processing registrations. Definite-lived intangible assets are amortized over the estimated period during which the asset is expected to contribute directly or indirectly to future cash flows.

The Company reviews its long-lived assets for impairment whenever events or circumstances exist that indicate the carrying amount of an asset or asset group may not be recoverable. The recoverability of long-lived assets is measured by a comparison of the carrying amount of the asset or asset group to the future undiscounted cash flows expected to be generated by that asset group. If the asset or asset group is considered to be impaired, an impairment loss would be recorded to adjust the carrying amounts to the estimated fair value. No such impairment was recorded during the periods covered by this report.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. Goodwill is reviewed for impairment at least annually, in December, or more frequently if a triggering event occurs between impairment testing dates. As of December 31, 2021, the Company operated as a single operating segment and as a single reporting unit for the purpose of evaluating goodwill impairment.

The Company’s impairment assessment begins with a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. Qualitative factors may include, macroeconomic conditions, industry and market considerations, cost factors, and other relevant entity and Company specific events. If, based on the qualitative test, the Company determines that it is “more likely than not” that the fair value of a reporting unit is less than its carrying value, then a goodwill impairment test using quantitative assessments must be performed. If it is determined that it is “not likely” that the fair value of the reporting unit is less than its carrying value, then no further testing is required.

F-10

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

The selection and assessment of qualitative factors used to determine whether it is more likely than not that the fair value of a reporting unit exceeds the carrying value involves significant judgment and estimates. If it is determined under the qualitative assessment that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then the estimated fair value of the Company would be compared with its carrying value (including goodwill). If the fair value of the Company exceeds its carrying value, step two does not need to be performed. If the estimated fair value of the Company is less than its carrying value, an indication of goodwill impairment exists for the Company and it would need to perform step two of the impairment test. Under step two, an impairment loss would be recognized for any excess of the carrying amount of the Company’s goodwill over its fair value. Fair value of the Company under the two-step assessment is determined using a combination of both income and market-based approaches. No goodwill impairments were identified for the periods covered by this report.

Leases

The Company determines if an arrangement is or contains a lease at contract inception. In arrangements that involve an identified asset, there is also judgment in evaluating if we have the right to direct the use of that asset.

The Company does not have any finance leases. Operating leases are recorded in our consolidated balance sheets. Right-of-use (“ROU”) assets and lease liabilities are measured at the lease commencement date based on the present value of the remaining lease payments over the lease term, determined using the discount rate for the lease at the commencement date. Because the rate implicit in our leases is not readily determinable, we use our incremental borrowing rate as the discount rate, which approximates the interest rate at which we could borrow on a collateralized basis with similar terms and payments and in similar economic environments. As of December 31, 2021, our leases had remaining lease terms of up to 4 years, some of which included options to extend the lease for up to 14 years and options to terminate the lease within 1 year. Optional periods to extend the lease, including by not exercising a termination option, are included in the lease term when it is reasonably certain that the option will be exercised. Operating lease expense is recognized on a straight-line basis over the lease term. We account for lease and non-lease components, principally common area maintenance for our facilities leases, as a single lease component.

In accordance with accounting requirements, leases with an initial term of 12 months or less are recorded on the balance sheet, with lease expense for these leases recognized on a straight-line basis over the lease term.

Income taxes

Income taxes are accounted for under the asset and liability method pursuant to ASC Topic 740, Income Taxes (ASC 740), whereby deferred tax assets and liabilities are recognized for the expected future consequences attributable to the differences between the financial statement carrying amounts and the tax basis of assets and liabilities. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period of the change. Further, deferred tax assets are recognized for the expected realization of available net operating loss and tax credit carryforwards. A valuation allowance is recorded on gross deferred tax assets when it is “more likely than not” that such asset will not be realized. When evaluating the realizability of deferred tax assets, all evidence, both positive and negative, is evaluated. Items considered in this analysis include the ability to carry back losses, the reversal of temporary differences, tax planning strategies, and expectations of future earnings. The Company reviews its deferred tax assets on a quarterly basis to determine if a valuation allowance is required based upon these factors. Changes in the Company’s assessment of the need for a valuation allowance could give rise to a change in such allowance, potentially resulting in additional expense or benefit in the period of change.

The Company’s income tax provision or benefit includes U.S. federal, state and local income taxes and is based on pre-tax income or loss. In determining the annual effective income tax rate, the Company analyzed various factors, including its annual earnings and taxing jurisdictions in which the earnings were generated, the impact of state and local income taxes, and its ability to use tax credits and net operating loss carryforwards.

F-11

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Under ASC 740, the amount of tax benefit to be recognized is the amount of benefit that is “more likely than not” to be sustained upon examination. The Company analyzes its tax filing positions in all of the U.S. federal, state, local, and foreign tax jurisdictions where it is required to file income tax returns, as well as for all open tax years in these jurisdictions. If, based on this analysis, the Company determines that uncertainties in tax positions exist, a liability is established in the consolidated financial statements. The Company recognizes accrued interest and penalties related to unrecognized tax positions in the provision for income taxes.

The Company’s income tax returns are subject to examination by federal and state authorities in accordance with prescribed statutes.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation (“ASC 718”), by recognizing compensation expense based upon the estimated fair value of the awards on the date of grant. The Company determines the estimated grant-date fair value of restricted shares using the closing price on the date of the grant and the grant-date fair value of stock options using the Black-Scholes-Merton model. In order to calculate the fair value of the options, certain assumptions are made regarding the components of the model, including risk-free interest rate, volatility, expected dividend yield and expected option life. Changes to the assumptions could cause significant adjustments to the valuation. The Company recognizes compensation costs ratably over the period of service using the straight-line method.

Due to the limited trading history of the Company’s common stock, estimated volatility was based on a peer group of public companies and took into consideration the increased short-term volatility in historical data due to COVID-19.

Net loss per common share

Pursuant to ASC Topic 260, Earnings Per Share, basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting periods, including vested but undelivered stock options.

Diluted net loss per share is based on the weighted average number of shares outstanding during the periods plus the effect, if any, of the potential exercise or conversion of securities, such as warrants and restricted stock units that would cause the issuance of additional shares of common stock. In computing the basic and diluted net loss per share applicable to common stockholders during the periods listed in the consolidated statements of operations, the weighted average number of shares are the same for both basic and diluted net loss per share due to the fact that when a net loss exists, dilutive shares are not included in the calculation as the impact is anti-dilutive. An anti-dilutive impact is an increase in earnings per share or a decrease in net loss per share that would result from the conversion, exercise, or issuance of certain contingent securities.

Concentration of business and credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. Cash held by the Company, in financial institutions, regularly exceeds the federally insured limit of $250,000. At December 31, 2021 and 2020, cash balances held with a financial institution exceeded the federally insured limit. However, management does not believe this poses a significant credit risk.

No customer accounted for more than 10% of sales or accounts receivable in each of the periods presented in the accompanying consolidated financial statements.

Fair value of financial instruments

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

F-12

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

ASC Topic 820, Fair Value Measurements and Disclosures provides a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

●	Level 1 — inputs are based upon unadjusted quoted prices for identical assets or liabilities traded in active markets.
●	Level 2 — inputs are based upon quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
●	Level 3 — inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

Assets measured at fair value on a non-recurring basis include goodwill, and tangible and intangible assets. Such assets are reviewed annually for impairment indicators. If a triggering event has occurred, the assets are re-measured when the estimated fair value of the corresponding asset group is less than the carrying value. The fair value measurements, in such instances, are based on significant unobservable inputs (Level 3).

The carrying amounts of the Company’s financial instruments, which include accounts receivables, accounts payable and accrued expenses and debt at floating interest rates, approximate their fair values, principally due to their short-term nature, maturities or nature of interest rates.

Advertising and vendor considerations

Advertising costs are expensed as incurred.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

Segment reporting

The Company operates as a single operating segment. The Chief Executive Officer, who is the chief operating decision maker, manages the Company as a single profit center in order to promote collaboration, provide comprehensive service offerings across the entire customer base, and provide incentives to employees based on the success of the organization as a whole. Although certain information regarding selected products or services is discussed for purposes of promoting an understanding of the Company’s business, the chief operating decision maker manages the Company and allocates resources at the consolidated level.

Recently Adopted Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued the following accounting pronouncement which became effective for the Company in 2021, and which did not have a material impact on its condensed consolidated financial statements:

F-13

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to simplify the accounting for income taxes. ASU 2019-12 addresses the accounting for hybrid tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, separate financial statements of legal entities not subject to tax, intraperiod tax allocation exception to incremental approach, ownership changes in investments - changes from a subsidiary to an equity method investment, ownership changes in investments - changes from an equity method investment to a subsidiary, interim period accounting for enacted changes in tax law and year-to-date loss limitation in interim period tax accounting.

Recently issued accounting standards

To date, there have been no recent accounting pronouncements not yet effective that have significance, or potential significance, to our consolidated financial statements.

Note 4 – Asset Acquisitions

Botanical Biotech Asset Acquisition

On March 11, 2021, Company entered into an Asset Acquisition Agreement, which was fully executed on March 17, 2021, with multiple sellers (each, a “Seller” and, collectively, the “Sellers”), pursuant to which the Sellers agreed to sell certain assets to Company, and to transfer such assets to Botanical Biotech, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Transferee” or “BB”). The assets purchased (“BB Assets”) include certain materials and manufacturing equipment, marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets. In exchange for the BB Assets the Company will pay the Seller a maximum of $355,057, payable half in the form of cash or cash equivalent and half in the form of restricted shares of common stock of the Company (the “Shares”) at a price per Share equal to the average closing price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing. The Company has agreed to indemnify the Sellers for certain breaches of covenants, representations and warranties and for claims relating to the BB Assets following closing.

In conjunction with the BB asset acquisition, the Company entered into employment agreements with two sellers.

The Company and BB entered into an employment agreement with Lebsock dated March 11, 2021 (the “Lebsock Agreement”) pursuant to which Lebsock will serve as the President of BB for a term of three (3) years. The term of the Lebsock Agreement will automatically renew for an additional 3-year term unless other terminated by either party.

Lebsock will receive a base salary equal to $120,000 per year, subject to an annual increase of not less than 3% on each anniversary of the Lebsock Agreement during the term. The Company also agreed to issue a stock bonus to Lebsock in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of $100,000, and to pay Lebsock a defined percentage of the EBITDA for BB each calendar quarter (“Profit Split”) according to a mutually agreed performance target (“Target”). EBITDA is defined as the earnings before interest, depreciation, taxes, depreciation, and amortization and will be paid as reported by the Company’s accountant and as reviewed by the Company’s auditor. It will be accumulative on a quarter-to-quarter basis, meaning if one quarter has a negative EBITDA, it would be offset against the following quarter’s positive EBITDA distribution. Lebsock has the option to accept the Profit Split in either direct cash payment or Shares, or any combination, at Lebsock’s option. Shares would be valued at the prior 10-day closing price and issued under SEC Rule 144 restriction.

Effective March 16, 2021, BB entered into a Consulting Agreement (the “Schlosser Agreement”) with Schlosser pursuant to which Schlosser has agreed to provide consulting services to BB for a period of 3 months in exchange for compensation equal to $10,000 per month. Schlosser will also be entitled to reimbursement for certain work-related expenses. Pursuant to the Schlosser Agreement, Schlosser also agreed to assign to BB all inventions developed by Schlosser in connection with his services to BB. The Schlosser Agreement also contains certain non-compete and confidentiality provisions. Per the Acquisition Agreement, Schlosser was to receive an employment agreement similar to the Lebsock Agreement; however, BB and Schlosser elected to enter into the Schlosser Agreement instead.

F-14

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

CO Botanicals Asset Acquisition

On August 12, 2021, The Company and CO Botanicals LLC (“COB”), a newly-formed, wholly-owned subsidiary of the Company entered into an Equipment Acquisition Agreement (the “TWS Agreement”) with TWS Pharma, LLC,

(“TWS Pharma”) and L7 TWS Pharma, LLC (“L7 TWS” and, collectively with TWS Pharma, “TWS”). Pursuant to the TWS Agreement, COB agreed to purchase certain equipment and other assets from TWS (the “TWS Assets”) for a total purchase price equal to $5,316,774, with $1,250,000 payable via a 12-month promissory note issued by the Company to TWS Pharma with 6% simple interest and monthly payments of $100,000 due per month (the “TWS Note”), and $4,066,774 payable in shares of the Company’s common stock valued at $0.62 per share (the “TWS Shares”); provided, however, that $1,750,000 of the TWS Shares will be withheld in escrow for a period of ninety (90) days from the closing date, which will be deducted from the purchase price should the Company discover any defects or misrepresentations. The first $500,000 of payments of the TWS Note will be secured by 1,000,000 shares of the Company’s common stock to be held in escrow.

TN Botanicals Asset Acquisition

On August 13, 2021 the Company and TN Botanicals LLC (“TNB”), a newly-formed, wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “MCB Agreement”) with Music City Botanicals, LLC, pursuant to which TNB agreed to purchase certain equipment, other assets, and intellectual property from MCB (the “MCB Assets”) for a total purchase price equal to $1,394,324, with $498,259 payable in cash and $896,065 payable in shares of the Company’s common stock valued at $0.62 per share (the “MCB Shares”).

Imbibe Health Solutions Asset Acquisition

On February 22, 2021, Can B̅ Corp. (the “Company”) entered into a material definitive agreement (“Acquisition Agreement”) with Imbibe Health Solutions, LLC, a Delaware limited liability company (“Imbibe”), pursuant to which Imbibe agreed to sell certain of its assets to the Company. The assets to be purchased (“Assets”) include the intellectual property rights and other intangible assets relating to its branded products containing CBD. In exchange for the Assets, the Company has agreed to pay Imbibe $102,501 in the form of shares of common stock of the Company (with standard restricted legend, the “Shares”) at a price per share equal to the average price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing. The transaction finalized and the shares were issued in exchange for the assets on November 7, 2021.

Note 5 – Inventories

Inventories consist of:

	December 31,	December 31,
	2021	2020
Raw materials	$818,042	$294,522
Finished goods	1,735,396	50,432
Total	$2,553,438	$344,954

F-15

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Note 6 – Property and Equipment

Property and equipment consist of:

	December 31,	December 31,
	2021	2020
Furniture and fixtures	$21,724	$21,727
Office equipment	12,378	12,378
Manufacturing equipment	7,018,522	397,230
Medical equipment	776,396	776,392
Leasehold improvements	26,902	26,902
Total	7,855,922	1,234,629
Accumulated depreciation	(802,996)	(239,650)
Net	$7,052,926	$994,979

Depreciation expense related to property and equipment was $493,656 and $124,388 for the years ending December 31, 2021 and 2020, respectively.

Note 7 – Goodwill and Intangible Assets

Intangible assets consist of:

	December 31,	December 31,
	2021	2020
Technology, IP and patents	$418,003	$-
Total	418,003	-
Accumulated amortization	(48,988)	-
	$369,015	$-

Amortization expense, related to technology, IP, and patents was $48,689 and $658,910 for the years ended December 31, 2021 and 2020, respectively.

Amortization expense for each of the next five years ending and thereafter is estimated to be as follows:

Years ending December 31,
2022	$51,352
2023	51,352
2024	51,352
2025	46,499
2026	43,033
Thereafter	125,428
$369,015

During the year ended December 31, 2020, the Company recorded a noncash goodwill impairment charge of $55,849.

F-16

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Note 8 – Notes and Loans Payable

Convertible Promissory Notes

In December 2020, the Company entered into a convertible promissory note (“ASOP Note I”) with Arena Special Opportunities Partners I, LP (“ASOP”). The principal balance of the note is $2,675,239 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 3,426,280 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 3,426,280 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOP are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOP Note I. Aggregate amortization of the original issue discount for the years ended December 31, 2021 and 2020 was approximately $679,000 and $0, respectively. The principal balance outstanding at December 31, 2021 was $2,286,792.

In December 2020, the Company entered into a convertible promissory note (“ASOF Note I”) with Arena Special Opportunities Fund, LP (“ASOF”). The principal balance of the note is $102,539 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOF convertible promissory note was issued with 131,325 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 131,325 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOF are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOF Note I. Aggregate amortization of the original issue discount for the years ended December 31, 2021 and 2020 was approximately $26,000 and $0, respectively. The principal balance outstanding at December 31, 2021 was $87,773.

In May 2021, the Company entered into a convertible promissory note (“ASOP Note II”) with Arena Special Opportunities Partners I, LP. The principal balance of the note is $1,193,135 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 1,529,670 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 1,529,670 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOP are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOP Note II. Aggregate amortization of the original issue discount for the years ended December 31, 2021 and 2020 was approximately $464,000 and $0, respectively. The principal balance outstanding at December 31, 2021 was $1,193,135.

In May 2021, the Company entered into a convertible promissory note (“ASOF Note II”) with Arena Special Opportunities Fund, LP. The principal balance of the note is $306,865 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 393,417 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 393,417 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOF are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOF Note II. Aggregate amortization of the original issue discount for the years ended December 31, 2021 and 2020 was approximately $119,000 and $0, respectively. The principal balance outstanding at December 31, 2021 was $306,895.

The maturity dates for the above notes were extended to April 30, 2022 on April 13, 2022 in exchange for the Company’s promise to pay the holders $300,000. The holders agreed to allow the Company to extend the notes for two additional 30 day periods for $100,000 per extension. The holders also waived certain defaults under the notes. The Company has elected to extend the maturity dates to May 31, 2022 for an additional $100,000 to be paid for by using a portion of the proceeds from the closing of this offering.

F-17

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

PPP Loan

In 2020, the Company received a loan under the U.S. Small Business Administration’s Paycheck Protection Program established under the Coronavirus Aid Relief and Economic Security Act (“CARES act”) and related rules and regulations (the “PPP loan”) of $194,940.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of such loans after eight weeks, if the loan is used for eligible purposes, including to fund payroll costs, mortgage interest, rent and/or utility costs, and meet certain other requirements, including, the maintenance of employment and compensation levels. The Company plans to use the entire PPP Loan for qualifying expenses and expects to qualify for full or partial forgiveness under the program.

In May 2021, the Company received notice of forgiveness of the PPP loan in whole, including all accrued unpaid interest. In fiscal year 2021, the Company recorded the forgiveness of $194,940 of principal and $1,949 of accrued interest for a total of $196,889, which was included in gain from forgiveness of debt on the Consolidated Statements of Operations.

TWS Note

On August 12, 2021, pursuant to an Equipment Acquisition Agreement, the Company entered into a twelve-month promissory note of $1,250,000 with payments of $100,000 per month and interest at 6% (See Note 4). As of December 31, 2021, the total amount outstanding was $1,050,000.

Other Loans

On November 18, 2021, the Company entered into a $100,000 unsecured promissory note agreement with a lender. The promissory note accrues interest at a rate of 10% per annum and is due within twelve months or due on demand subsequently to any major funding received by the Company in excess of $3,000,000.

Related Party Loan

In 2020, the Company entered into a loan payable to a director of the Company with a principal balance of $224,000. The loan bore interest at 12% per annum and was due in December 2020. The Company subsequently paid the loan in full in February 2021.

Note 9 – Stockholders’ Equity

Preferred Stock

Each share of Series A Preferred Stock is convertible into 33,334 shares of CANB common stock and is entitled to 66,666 votes. All Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of a Liquidation Event, whether voluntary or involuntary, each holder may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of preferred shares on the issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. Subject to any adjustments, the Series A holders shall be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock on an as converted basis.

Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The shares of Series B Preferred Stock have no voting rights.

F-18

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Each share of Series C Preferred Stock has preference to payment of dividends, if and when declared by the Company, compared to shares of our common stock. Each Preferred Series C share is convertible into 25,000 shares of common stock. The shares of Series C Preferred Stock have voting rights as if fully converted.

Each share of Series D Preferred Stock has 10,000 shares of voting rights only pari passu to common shares voting with no conversion rights and no equity participation. The Company can redeem Series D Preferred Stock at any time for par value.

On February 8, 2021, the Company’s Board of Directors approved the designation of the Series D Preferred Shares and the number of shares constituting such series, and the rights, powers, preferences, privileges and restrictions relating to such series. On March 27, 2021, the Company filed an amendment to its articles of incorporation to authorize 4,000 shares of a new Series D Preferred Stock with a par value of $0.001 each. All Series D Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred Share shall have voting rights equal to 10,000 shares of Common Stock, adjustable at any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred Shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred Shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred Shares at any time for a purchase price of par value per share of Series D Preferred Shares (“Price per Share”). Should the Company desire to purchase Series D Preferred Shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred Shares being purchased multiplied by the Price per Share. The shares of Series D Preferred Shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. On or around March 27, 2021, the Company issued Mr. Alfonsi, Mr. Ferro, and Mr. Teeple Series D Preferred Stock in the amount of 600 shares each and to COO Philip Scala in the amount of 150 shares, collectively representing 19,500,000 voting shares.

Common Stock

For the year ended December 31, 2021, the Company issued an aggregate of 814,336 shares of Common Stock under its Offering Statement on Form 1-A (File No. 024-11233) (the “Regulation A Offering”).

In addition, for the year ended December 31, 2021, the Company issued an aggregate of 381,791, 157,115, and 111,874 of Common Stock for asset acquisitions, services rendered, and in lieu of note and interest repayments, respectively.

F-19

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Note 10 – Stock Options

The Company has an employee share option plan, which is shareholder-approved, permits the grant of share options and shares to its employees. The Company believes that such awards better align the interests of its employees with those of its shareholders. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant. Share awards generally vest over five years.

The fair value of each option award is estimated on the date of grant using a lattice-based option valuation model that uses the assumptions noted in the following table. Because lattice-based option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on implied volatilities from traded options on the Company’s stock, historical volatility of the Company’s stock, and other factors. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	December 31, 2021	December 31, 2020
Per share fair value at grant date	$8.02	$7.65
Risk free interest rate	1.02	0.41
Expected volatility	201%	168%
Dividend yield	0%	0%
Expected life in years	5	5

A summary of stock options activity for the year ended December 31, 2021 is as follows:

	Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding, January 1, 2021	79,147	$5.37	3.92
Granted	298,507	$6.30	4.61
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding, December 31, 2021	377,654	$6.11	4.46

A summary of the status of the Company’s nonvested shares as of December 31, 2021, and changes during the year ended December 31, 2021, is presented below:

	Option Shares	Weighted Average Grant-Date Fair Value
Non-vested options, January 1, 2021	0	$0
Granted	298,507	$8.02
Vested	(298,507)	8.02
Forfeited	-	-
Non-vested options, December 31, 2021	$0	$0

As of December 31, 2021, there was no unrecognized compensation cost related to nonvested stock-based compensation arrangements granted under the share option plan. The Company recognized $2,395,038 of stock-based compensation expense during the year ended December 31, 2021.

F-20

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Note 11 – Income Taxes

The provision for income taxes consisted of the following:

	December 31,	December 31,
	2021	2020
State franchise tax	$1,075	$3,304

The Company’s effective income tax rate differs from the federal statutory rate primarily as a result of certain expenses being deductible for financial reporting purposes that are not deductible for tax purposes, the existence of research and development tax credits, operating loss carryforwards, and adjustments to previously recorded deferred tax assets and liabilities due to the enactment of the Tax Cuts and Jobs Act in 2017.

The difference in the provision for income taxes and the amount computed by applying the statutory federal income tax rates consists of the following:

	December 31,	December 31,
	2021	2020
Expected income tax benefit	$(2,034,215)	$(1,200,467)
State franchise tax	1,075	3,304
Non-deductible stock-based compensation	252,205	474,428
Non-deductible stock-based interest	41,856	94,853
Increase in deferred income tax assets valuation allowance	1,740,154	631,186
Provision for income taxes	$1,075	$3,304

Principal components of the Company’s deferred tax assets as of December 31, 2021 and December 31, 2020 were as follows:

	December 31,	December 31,
	2021	2020
Net operating loss carryfoward	$(3,671,509)	$(1,931,355)
Valuation allowance	3,671,509	1,931,335
Net	$0	$0

At December 31, 2021, the Company had net operating loss carryforwards of approximately $17,483,000 that begin to expire in 2025.

The Company files a federal income tax return and separate income tax returns in various states. For federal and certain states, the 2018 through 2021 tax years remain open for examination by the tax authorities under the normal three-year statute of limitations.

The Company assesses available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant component of objective negative evidence identified during management’s evaluation was the cumulative loss incurred over the three-year period ended December 31, 2021. Such objective evidence limits the ability to consider other subjective evidence, such as our forecasts of future taxable income and tax planning strategies. On the basis of this evaluation as of December 31, 2021, the Company recognized a full valuation allowance against its net deferred tax assets, pursuant to ASC 740, as of December 31, 2021. Based on the Company’s evaluation, it was determined that no uncertain tax positions existed as of December 31, 2021 or December 31, 2020.

Note 12 – Related Party Transactions

For the years ended December 31, 2021 and 2020, the Company paid fees to a service provider that is a relative of a director for professional services in the amount of $28,100 and $54,500, respectively. At December 31, 2021, the Company had outstanding payables to the aforementioned service provider of $5,000.

At December 31, 2021, the Company has amounts due to a director of the Company of approximately $218,000 which are expected to be repaid in the next twelve months.

F-21

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Note 13 – Commitments and Contingencies

Employment Agreements

On December 28, 2020, the Company entered into new three-year Employment Agreements with CEO Marco Alfonsi, CFO Stanley Teeple, and Pure Health Products LLC Pasquale Ferro. Under these agreements, they are to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances. Phil Scala. Interim COO also received a similar agreement with a base compensation of fifty-two thousand annually, $100,000 in ISO, and 20 Preferred C shares.

Consulting Agreements

On July 15, 2020, we engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we agreed to pay the Consulting Firm a restricted common stock monthly fee of $5,000 per month for the initial 3 months., $6,250 per month for months 4-6., $7,500 per month for month 7 and after. At CANB’s option, the monthly fee may be payable in part or in whole in cash. Monthly Fee, such amount shall be paid via issuance of restricted common shares of CANB. The shares are to be issued in the name of Tysadco Partners. The number of common shares earned each month shall be calculated and issued on a quarterly basis prior to each 90-day period and based on the value at the closing price on the last day of the preceding period. All common shares earned by the Consultant pursuant to this Agreement shall be issued by CANB on a quarterly basis.

Lease Agreements

The Company leases office space in numerous medical facilities offices under month-to-month agreements.

Rent expense for the years ended December 31, 2021 and 2020 was $641,779 and $193,069, respectively.

At December 31, 2021, the future maturities of lease liabilities were as follows:

2022	$808,223
2023	930,196
2024	461,872
$2,200,291

Note 14 – Subsequent Events

On January 22, 2022, the Company entered into a Multi-Unit Development Agreement. Pursuant to the agreement, the Company may enter into fifty retail space lease agreements with an option for one hundred additional units as an operator of Health and Wellness Products and CBD Lounges.

On January 27, 2022, the Company entered into an Isolate Master Purchase Agreement with a seller. Pursuant to the agreement, the Company commits to purchase 1,000 Kilos per week at price of $275.00 per Kilo plus cost of delivery. The agreement can be terminated upon 30 day written notice from either party.

On February 2, 2022, the Company entered into a Future Receivable Sale and Purchase Agreement with a Purchaser. Pursuant to the terms of the agreement, the Company sold an aggregate of $136,000 of future receivables for a purchase amount of $100,000. The aggregate principal amount is payable in weekly installments totaling 2,833 until such time the obligation is fully satisfied.

On February 9, 2022, the Company entered into an Industrial Hemp Sale, Processing and Storage Agreement in which the Company agreed to purchase an aggregate quantity of 9,969 kilos of crude hemp extract from a Seller at a purchase price of $50.00 per Kilo. Pursuant to the terms of the agreement, the Seller agrees to provide certain services related to processing and storage. The Company is required to provide cash collateral of $150,000 to the seller to be utilized as security for the Company’s obligations and applied against amounts owed upon the terms and conditions set forth in the agreement.

On April 15, 2022, the Company entered into a $150,000 unsecured promissory note with a lender. The promissory note accrues interest at a rate of 16% per annum and is due no later than August 10, 2022 or on demand subsequently to any major funding received by the Company in excess of $2,000,000. The promissory note may be repaid in full at any time by the Company by paying the principal amount plus any accrued interest without penalty excepting that the minimum interest payment shall be not less than $10,000 regardless of the prepayment date.

On February 15, 2022, the Company entered into a Hemp Purchase Agreement in which the Company agrees to purchase up to 450,000 pounds of biomass, industrial hemp biomass, and extracted derivatives from a Seller.

On March 24, 2022, the Company entered into securities purchase agreements and related agreements with two investors, respectively, for the sale of $600,000 in convertible promissory notes and warrants.

On April 13, 2022, the Company entered into an Amendment to certain transactional documents with Arena Special Opportunities Partners I, LP, a Delaware limited partnership (the “ASOP”) and Arena Special Opportunities Fund, LP, a Delaware limited partnership (“ASOF” and, collectively with ASOP, the “Holders”) whereby the holders extended the maturity date of certain previously issued promissory notes to April 30, 2022 in exchange for $300,000 and agreed to grant two additional extensions for 30 days each, each for an additional $100,000 per extension. Holders also waived certain defaults under the notes and granted consents required under the notes. The Company has elected to extend the maturity of the notes to June 30, 2022, for an additional $100,000 to be paid for by using a portion of the proceeds from the closing of this offering. In addition, on June 28, 2022, the Company and Holders executed an Exchange Agreement whereby the parties agreed that upon pricing of this offering following this Registration Statement being declared effective by the SEC, the May 2021 Debt will be automatically exchanged for shares of common stock in the Company at a rate of $4.00 per share.

On April 24, 2022, the Company entered into securities purchase agreements and related agreements with an investor for the sale of $150,000 in a convertible promissory note and warrants.

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are issued and as of that date, except as reported below, there were no subsequent events that required adjustment or disclosure in the consolidated financial statements.

F-22

Can B̅ Corp. and Subsidiaries

Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$114,992	$449,001
Accounts receivable, less allowance for doubtful accounts of $547,241 and $547,241, respectively	4,438,286	3,646,677
Inventory	3,087,338	2,553,438
Note receivable	-	2,898
Prepaid expenses	-	1,625
Total current assets	7,640,616	6,653,639

Property and equipment, net	6,792,188	7,052,926

Other assets:
Deposits	165,787	165,787
Intangible assets, net	376,486	369,015
Operating lease right-of-use-asset, net	2,009,212	2,220,134
Other noncurrent assets	13,139	13,139
Total other assets	2,564,624	2,768,075

Total assets	$16,997,428	$16,474,640

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,153,587	$1,163,284
Accrued expenses	157,343	2,407,528
Due to related party	210,434	218,273
Notes and loans payable, net	6,063,315	4,865,749
Warrant liabilities	195,678	-
Operating lease liability - current	809,010	808,223
Total current liabilities	9,589,367	9,463,057

Long-term liabilities:
Operating lease liability - noncurrent	1,159,867	1,392,068
Total long-term liabilities	1,159,867	1,392,068

Total liabilities	$10,749,234	$10,855,125

Commitments and contingencies (Note 14)

Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares:
Series A Preferred stock, no par value: 20 shares authorized, 5 shares and 20 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	5,320,000	28,440,000
Series B Preferred stock, $0.001 par value: 500,000 shares authorized, 0 issued and outstanding	-	-
Series C Preferred stock, $0.001 par value: 2,000 shares authorized, 23 issued and outstanding	207,000	207,000
Series D Preferred stock, $0.001 par value: 4,000 shares authorized, 1,950 issued and outstanding	2	2
Common stock, no par value; 1,500,000,000 shares authorized, 3,264,566 and 2,834,755 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	76,219,018	49,676,847
Common stock issuable, no par value; 21,547 and 0 shares at March 31, 2022 and December 31, 2021, respectively	119,586	-
Treasury stock	(572,678)	(572,678)
Additional paid-in capital	6,206,822	5,635,003
Accumulated deficit	(81,251,556)	(77,766,659)
Total stockholders’ equity	6,248,194	5,619,515

Total liabilities and stockholders’ equity	$16,997,428	$16,474,640

See notes to consolidated financial statements

F-23

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Operations

	Three Months Ended
	March 31,
	2022	2021
Revenues
Product sales	$1,310,396	$243,695
Service revenue	549,924	63,245
Total revenues	1,860,320	306,940
Cost of revenues	1,190,330	76,795
Gross profit	669,990	230,145

Operating expenses	3,861,997	2,022,679

Loss from operations	(3,192,007)	(1,792,534)

Other income (expense):
Other income	-	5,564
Change in fair value of warrant liabilities	29,337	-
Interest expense	(322,227)	(392,787)
Other expense	(292,890)	(387,223)

Loss before provision for income taxes	(3,484,897)	(2,179,757)

Provision for (benefit from) income taxes	-	125

Net loss	$(3,484,897)	$(2,179,882)

Loss per share - basic and diluted	$(1.10)	$(3.58)
Weighted average shares outstanding - basic and diluted	3,154,004	608,797

See notes to consolidated financial statements

F-24

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

Three Months Ended March 31, 2022 and 2021

	Series A		Series B		Series C		Series D				Common			Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Stock	Treasury Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Issuable	Shares	Amount	Capital	Deficit	Total
Three months ended March 31, 2022

Balance, January 1, 2022	20	$28,440,000	-	$-	23	$207,000	1,950	$2	2,834,755	$49,676,847	-	36,248	$(572,678)	$5,635,003	$(77,766,659)	$5,619,515

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	130,825	928,929	119,586	-	-	-	-	1,102,515

Issuance of common stock for asset acquisitions	-	-	-	-	-	-	-	-	190,505	1,767,498	-	-	-	-	-	1,767,498

Sale of common stock	-	-	-	-	-	-	-	-	51,282	500,000	-	-	-	-	-	500,000

Issuance of common stock in lieu of interest payments	-	-	-	-	-	-	-	-	10,150	73,078	-	-	-	-	-	73,078

Conversion of Series A preferred stock to common stock	(15)	(23,120,000)	-	-	-	-	-	-	33,345	23,120,000	-	-	-	-	-	-

Issuance of common stock for property and equipment	-	-	-	-	-	-	-	-	13,704	98,666	-	-	-	-	-	98,666

Stock-based compensation	-	-	-	-	-	-	-	-	-	-		-	-	571,819	-	571,819

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,484,897)	(3,484,897)

Balance, March 31, 2022	5	$5,320,000	-	$-	23	$207,000	1,950	$2	3,264,566	$76,219,018	119,586	36,248	$(572,678)	$6,206,822	$(81,251,556)	$6,248,194

Three months ended March 31, 2021

Balance, January 1, 2021	20	$28,440,000	-	$-	623	$5,607,000	-	$-	369,639	$30,874,270	0	36,248	$(572,678)	$2,724,689	$(65,597,264)	$1,476,017

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	8,717	66,135	0	-	-	-	-	66,135

Issuance of common stock in lieu of note repayment	-	-	-	-	-	-	-	-	77,017	537,748	0	-	-	-	-	537,748

Issuance of common stock for asset acquisition	-	-	-	-	-	-	-	-	23,670	137,673	0	-	-	-	-	137,673

Sale of common stock	-	-	-	-	-	-	-	-	382,133	2,866,000	0	-	-			2,866,000

Issuance of Series D preferred stock	-	-	-	-	-	-	1,950	2	-	-	0	-	-	-	-	2

Conversion of Series C preferred stock to common stock	-	-	-	-	(150)	(1,350,000)	-	-	250,000	1,350,000	0	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	0	-	-	-	(2,179,882)	(2,179,882)

Balance, March 31, 2021	20	$28,440,000	-	$-	473	$4,257,000	1,950	$2	1,111,177	$35,831,826	0	36,248	$(572,678)	$2,724,689	$(67,777,146)	$2,903,693

See notes to consolidated financial statements

F-25

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Cash Flows

	Three Months Ended
	March 31,
	2022	2021
Operating activities:
Net loss	$(3,484,897)	$(2,179,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,012,379	-
Depreciation	359,404	31,551
Amortization of intangible assets	10,026	43,860
Amortization of original-issue-discounts	158,815	351,535
Bad debt expense	2,898	47,452
Change in fair value of warrant liabilities	(29,337)	-
Stock-based interest expense	73,078	-
Stock-based consulting expense	1,102,515	66,135
Changes in operating assets and liabilities:
Accounts receivable	(791,609)	(73,401)
Inventory	(553,064)	13,003
Prepaid expenses	1,625	275,420
Deposits	-	(2,000)
Other noncurrent assets	-	7,347
Operating lease right-of-use asset	(20,492)	(155)
Accounts payable	985,710	(24,464)
Accrued expenses	(500,185)	(42,730)
Net cash used in operating activities	(2,094,530)	(1,486,329)

Investing activities:
Purchase of intangible assets	-	(177,530)
Net cash used in investing activities	-	(177,530)

Financing activities:
Proceeds received from notes and loans payable	1,382,300	175,000
Proceeds from issuance of Series D Preferred Stock	-	2
Proceeds from sale of common stock	500,000	2,932,135
Repayments of notes and loans payable	(75,250)	(224,000)
Amounts repaid to related parties, net	(7,839)	-
Deferred financing costs	(38,690)	-
Net cash provided by financing activities	1,760,521	2,883,137

(Decrease) Increase in cash and cash equivalents	(334,009)	1,219,278)
Cash and cash equivalents, beginning of period	449,001	457,798
Cash and cash equivalents, end of period	$114,992	$1,677,076

Supplemental Cash Flow Information:
Income taxes paid	$-	$125
Interest paid	$47,206	$-
Non-cash Investing and Financing Activities:
Issuance of common stock in lieu of repayments of notes payable	$-	$537,748
Issuance of common stock for property and equipment	$98,666	$-
Issuance of common stock in asset acquisitions	$1,767,498	$137,673
Conversion of Series A Preferred stock to common stock	$23,120,000	$-
Debt discount associated with warrant liabilities	$225,015	$-

See notes to consolidated financial statements

F-26

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

Note 1 – Organization and Description of Business

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp. (the “Company”, “we”, “us”, “our”, “CANB”, “Can B̅” or “Registrant”).

The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company runs it manufacturing operations through PHP and holds and sells several of its brands through PHP as well. The Company’s durable equipment products, such as sam® units with and without CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and Duramed MI LLC (fka DuramedNJ, LLC) (incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February 1, 2019. Most of the Company’s consumer products include hemp derived cannabidiol (“CBD”); however, the Company has just recently begun extracting cannabinol (“CBN”) and cannabigerol (“CBG”) for wholesale to third-parties looking to incorporate such compounds into their products through its wholly owned subsidiaries, Botanical Biotech, LLC (incorporated March 10, 2021), TN Botanicals, LLC and CO Botanicals LLC (both incorporated in August 2021). These three subsidiaries have also begun synthesizing Delta-8 and Delta-10 from hemp. Delta-8 and Delta-10 can produce similar, though less potent, effects as delta-9 (commonly referred to as THC); however, the legality of hemp derived Delta-8 and Delta-10 are in a gray area and considered a potential loophole at this point due to the 2018 hemp bill. The Company’s other subsidiaries did not have operations during the year ended December 31, 2021.

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises. Can B̅’s products include oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates and lifestyle products. Can B̅ develops its own line of proprietary products as well seeks synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp derived products on the market through sourcing the best raw material and offering a variety of products we believe will improve people’s lives in a variety of areas.

Note 2 – Liquidity

The consolidated financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in a normal course of business. As of March 31, 2022, the Company had cash and cash equivalents of $114,992 and negative working capital of $1,948,751 . For the periods ended March 31, 2022 and 2021, the Company had incurred losses of $3,484,897 and $2,179,882 , respectively. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by raising capital through the sale of shares of its common stock. Also, the Company plans to expand its operation of CBD products to increase its profitability. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and with the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Accordingly, these interim consolidated financial statements do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of the management of the Company, as defined below, these unaudited consolidated financial statements include all adjustments necessary to present fairly the information set forth therein. Results for interim periods are not necessarily indicative of results to be expected for a full year.

The consolidated balance sheet information as of December 31, 2021 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 Form 10-K”). The interim consolidated financial statements contained herein should be read in conjunction with the 2021 Form 10-K.

F-27

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

Principles of Consolidation

The unaudited consolidated financial statements contained herein include the accounts of Can B Corp. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Covid-19

Commencing in December 2019, the novel strain of coronavirus (“COVID-19”) began spreading throughout the world, including the first outbreak in the US in February 2020. On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. COVID-19 has disrupted and continues to significantly disrupt local, regional, and global economies and businesses. The COVID-19 outbreak is disrupting supply chains and affecting production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on the Company’s customers, employees and vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company’s financial condition and/or results of operations is uncertain.

In response to COVID-19, the Company put into place certain restrictions, requirements and guidelines to protect the health of its employees and clients, including requiring that certain conditions be met before employees return to the Company’s offices. Also, to protect the health and safety of its employees, the Company’s daily execution has evolved into a largely virtual model. The Company plans to continue to monitor the current environment and may take further actions that may be required by federal, state or local authorities or that it determines to be in the interests of its employees, customers, and partners.

Management Estimates

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses in those financial statements. Certain significant accounting policies that contain subjective management estimates and assumptions include those related to revenue recognition, inventory, goodwill, intangible assets and other long-lived assets, income taxes and deferred taxes. Descriptions of these policies are discussed in the Company’s 2021 Form 10-K. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and adjusts when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates and assumptions. Significant changes, if any, in those estimates resulting from continuing changes in the economic environment will be reflected in the consolidated financial statements in future periods.

Significant Accounting Policies

The Company’s significant accounting policies are described in “Note 3: Summary of Significant Accounting Policies” of our 2021 Form 10-K.

F-28

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

Segment reporting

As of March 31, 2022, the Company reports operating results and financial data in one operating and reportable segment. The Chief Executive Officer, who is the chief operating decision maker, manages the Company as a single profit center in order to promote collaboration, provide comprehensive service offerings across the entire customer base, and provide incentives to employees based on the success of the organization as a whole. Although certain information regarding selected products or services is discussed for purposes of promoting an understanding of the Company’s business, the chief operating decision maker manages the Company and allocates resources at the consolidated level.

Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation. These reclassification adjustments had no effect on the Company’s previously reported net loss.

Note 4 – Fair Value Measurements

The carrying value and fair value of the Company’s financial instruments are as follows:

March 31, 2022
	Level 1	Level 2	Level 3	Total
Liabilities
Warrant liabilities	$—	$—	$195,678	$195,678

As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Warrant liabilities	$—	$—	$—	$—

The fair value of the warrants outstanding was estimated using the Black-Scholes model. The application of the Black-Scholes model requires the use of a number of inputs and significant assumptions including volatility. The following reflects the inputs and assumptions used:

As of
	March 31, 2022	December 31, 2021
Stock price	$5.55	N/A
Exercise price	$6.40	N/A
Remaining term (in years)	0.98	N/A
Volatility	110%	N/A
Risk-free rate	1.63%	N/A
Expected dividend yield	—%	—

The warrant liabilities will be remeasured at each reporting period with changes in fair value recorded in other income (expense), net on the consolidated statements of operations. The change in fair value of the warrant liabilities was as follows:

Warrant Liabilities
Estimated fair value at March 22, 2022	$225,015
Change in fair value	(29,337)
Estimated fair value at March 31, 2022	$195,678

F-29

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

Note 5 – Asset Acquisitions

Botanical Biotech Asset Acquisition

On March 11, 2021, Company entered into an Asset Acquisition Agreement, which was fully executed on March 17, 2021, with multiple sellers (each, a “Seller” and, collectively, the “Sellers”), pursuant to which the Sellers agreed to sell certain assets to Company, and to transfer such assets to Botanical Biotech, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Transferee” or “BB”). The assets purchased (“BB Assets”) include certain materials and manufacturing equipment, marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets. In exchange for the BB Assets the Company will pay the Seller a maximum of $355,057, payable half in the form of cash or cash equivalent and half in the form of restricted shares of common stock of the Company (the “Shares”) at a price per Share equal to the average closing price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing. The Company has agreed to indemnify the Sellers for certain breaches of covenants, representations and warranties and for claims relating to the BB Assets following closing.

In conjunction with the BB asset acquisition, the Company entered into employment agreements with two sellers.

The Company and BB entered into an employment agreement with Lebsock dated March 11, 2021 (the “Lebsock Agreement”) pursuant to which Lebsock will serve as the President of BB for a term of three (3) years. The term of the Lebsock Agreement will automatically renew for an additional 3-year term unless other terminated by either party.

Lebsock will receive a base salary equal to $120,000 per year, subject to an annual increase of not less than 3% on each anniversary of the Lebsock Agreement during the term. The Company also agreed to issue a stock bonus to Lebsock in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of $100,000, and to pay Lebsock a defined percentage of the EBITDA for BB each calendar quarter (“Profit Split”) according to a mutually agreed performance target (“Target”). EBITDA is defined as the earnings before interest, depreciation, taxes, depreciation, and amortization and will be paid as reported by the Company’s accountant and as reviewed by the Company’s auditor. It will be accumulative on a quarter-to-quarter basis, meaning if one quarter has a negative EBITDA, it would be offset against the following quarter’s positive EBITDA distribution. Lebsock has the option to accept the Profit Split in either direct cash payment or Shares, or any combination, at Lebsock’s option. Shares would be valued at the prior 10-day closing price and issued under SEC Rule 144 restriction.

Effective March 16, 2021, BB entered into a Consulting Agreement (the “Schlosser Agreement”) with Schlosser pursuant to which Schlosser has agreed to provide consulting services to BB for a period of 3 months in exchange for compensation equal to $10,000 per month. Schlosser will also be entitled to reimbursement for certain work-related expenses. Pursuant to the Schlosser Agreement, Schlosser also agreed to assign to BB all inventions developed by Schlosser in connection with his services to BB. The Schlosser Agreement also contains certain non-compete and confidentiality provisions. Per the Acquisition Agreement, Schlosser was to receive an employment agreement similar to the Lebsock Agreement; however, BB and Schlosser elected to enter into the Schlosser Agreement instead.

CO Botanicals Asset Acquisition

On August 12, 2021, The Company and CO Botanicals LLC (“COB”), a newly-formed, wholly-owned subsidiary of the Company entered into an Equipment Acquisition Agreement (the “TWS Agreement”) with TWS Pharma, LLC,

(“TWS Pharma”) and L7 TWS Pharma, LLC (“L7 TWS” and, collectively with TWS Pharma, “TWS”). Pursuant to the TWS Agreement, COB agreed to purchase certain equipment and other assets from TWS (the “TWS Assets”) for a total purchase price equal to $5,316,774, with $1,250,000 payable via a 12-month promissory note issued by the Company to TWS Pharma with 6% simple interest and monthly payments of $100,000 due per month (the “TWS Note”), and $4,066,774 payable in shares of the Company’s common stock valued at $0.62 per share (the “TWS Shares”); provided, however, that $1,750,000 of the TWS Shares will be withheld in escrow for a period of ninety (90) days from the closing date, which will be deducted from the purchase price should the Company discover any defects or misrepresentations. The first $500,000 of payments of the TWS Note will be secured by 1,000,000 shares of the Company’s common stock to be held in escrow. During the period ending March 31, 2022, the $1,750,000 of shares held in escrow were released and issued.

F-30

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

TN Botanicals Asset Acquisition

On August 13, 2021 the Company and TN Botanicals LLC (“TNB”), a newly-formed, wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “MCB Agreement”) with Music City Botanicals, LLC, pursuant to which TNB agreed to purchase certain equipment, other assets, and intellectual property from MCB (the “MCB Assets”) for a total purchase price equal to $1,394,324, with $498,259 payable in cash and $896,065 payable in shares of the Company’s common stock valued at $0.62 per share (the “MCB Shares”).

Imbibe Health Solutions Asset Acquisition

On February 22, 2021, Can B̅ Corp. (the “Company”) entered into a material definitive agreement (“Acquisition Agreement”) with Imbibe Health Solutions, LLC, a Delaware limited liability company (“Imbibe”), pursuant to which Imbibe agreed to sell certain of its assets to the Company. The assets to be purchased (“Assets”) include the intellectual property rights and other intangible assets relating to its branded products containing CBD. In exchange for the Assets, the Company has agreed to pay Imbibe $120,000 in the form of shares of common stock of the Company (with standard restricted legend, the “Shares”) at a price per share equal to the average price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing. The transaction finalized and $102,502 worth of shares were issued on November 7, 2021 and the remaining balance of $17,498 of shares were issued during the period ending March 31, 2022.

Note 6 – Inventories

Inventories consist of:

	March 31,	December 31,
	2022	2021
Raw materials	$1,033,171	$818,042
Finished goods	2,054,167	1,735,396
Total	$3,087,338	$2,553,438

Note 7 – Property and Equipment

Property and equipment consist of:

	March 31,	December 31,
	2022	2021
Furniture and fixtures	$21,724	$21,724
Office equipment	12,378	12,378
Manufacturing equipment	7,117,188	7,018,522
Medical equipment	776,396	776,396
Leasehold improvements	26,902	26,902
Total	7,954,588	7,855,922
Accumulated depreciation	(1,162,400)	(802,996)
Net	$6,792,188	$7,052,926

Depreciation expense related to property and equipment was $359,404 and $31,551 for the three-month periods ending March 31, 2022 and 2021, respectively.

Note 8 – Intangible Assets

Intangible assets consist of:

	March 31,	December 31,
	2022	2021
Technology, IP and patents	$435,500	$418,003
Total	435,500	418,003
Accumulated amortization	(59,014)	(48,988)
	$376,486	$369,015

Amortization expense was $10,026 and $43,860 for the three months ended March 31, 2022 and 2021, respectively.

F-31

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

Amortization expense for the balance of 2022, and for each of the next five years and thereafter is estimated to be as follows:

Nine months ended December 31, 2022	$32,640
Fiscal year 2023	43,520
Fiscal year 2024	43,520
Fiscal year 2025	43,520
Fiscal year 2026	43,520
Thereafter	169,766
$376,486

Note 9 – Notes and Loans Payable

Convertible Promissory Notes

In December 2020, the Company entered into a convertible promissory note (“ASOP Note I”) with Arena Special Opportunities Partners I, LP (“ASOP”). The principal balance of the note is $2,675,239 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 3,426,280 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 3,426,280 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOP are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOP Note I. The principal balance outstanding at March 31, 2022 was $2,400,997.

In December 2020, the Company entered into a convertible promissory note (“ASOF Note I”) with Arena Special Opportunities Fund, LP (“ASOF”). The principal balance of the note is $102,539 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOF convertible promissory note was issued with 131,325 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 131,325 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOF are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOF Note I. The principal balance outstanding at March 31, 2022 was $87,773.

In May 2021, the Company entered into a convertible promissory note (“ASOP Note II”) with Arena Special Opportunities Partners I, LP. The principal balance of the note is $1,193,135 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 1,529,670 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 1,529,670 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOP are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOP Note II. The principal balance outstanding at March 31, 2022 was $1,073,250.

F-32

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

In May 2021, the Company entered into a convertible promissory note (“ASOF Note II”) with Arena Special Opportunities Fund, LP. The principal balance of the note is $306,865 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 393,417 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 393,417 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOF are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOF Note II. The principal balance outstanding at March 31, 2022 was $276,750.

The maturity dates for the above notes were extended to April 30, 2022 on April 14, 2022 in exchange for the Company’s promise to pay the holders $300,000. The holders agreed to allow the Company to extend the notes for two additional 30-day periods for $100,000 per extension. The holders also waived certain defaults under the notes. The Company has since elected to extend the maturity date to May 31, 2022 for the promise to pay an additional $100,000.

In March 2022, the Company entered into a convertible promissory note (“BL Note”) with Blue Lake Partners, LLC (“BL”). The principal balance of the note is $250,000 and it is to be utilized for working capital purposes. The note matures on March 22, 2023 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the BL Note was issued with 39,062 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 39,062 shares of the Company’s common stock at an exercise price of $6.40 per share. The common stock purchase warrants issued to BL are considered derivatives and did not satisfy the criteria for classification as equity instruments and were bifurcated from the host contract - convertible promissory note and recorded as a liability at fair value with a corresponding debt discount recorded to the BL Note with subsequent changes in fair values recognized in the consolidated statement of operations at each reporting date. Aggregate amortization of the original issue discount for the period ended March 31, 2022 and 2021 was approximately $0 and $0, respectively. The principal balance outstanding at March 31, 2022 was $250,000.

In March 2022, the Company entered into a convertible promissory note (“MH Note”) with Mast Hill Fund, LP (“MH”). The principal balance of the note is $350,000 and it is to be utilized for working capital purposes. The note matures on March 22, 2023 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the BL Note was issued with 39,062 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 39,062 shares of the Company’s common stock at an exercise price of $6.40 per share. The common stock purchase warrants issued to BL are considered derivatives and did not satisfy the criteria for classification as equity instruments and were bifurcated from the host contract - convertible promissory note and recorded as a liability at fair value with a corresponding debt discount recorded to the BL Note with subsequent changes in fair values recognized in the consolidated statement of operations at each reporting date. Aggregate amortization of the original issue discount for the period ended March 31, 2022 and 2021 was approximately $0 and $0, respectively. The principal balance outstanding at March 31, 2022 was $350,000.

In February 2022, the Company entered into a convertible promissory note (“Tysadco Note”) with Tysadco Partners, LLC (“Tysadco”). The principal balance of the note is $450,000 and it is to be utilized for working capital purposes. The note matures on July 25, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. The principal balance outstanding at March 31, 2022 was $350,000 and the remaining $100,000 of proceeds was received subsequently in April 2022.

TWS Note

On August 12, 2021, pursuant to an Equipment Acquisition Agreement, the Company entered into a twelve-month promissory note of $1,250,000 with payments of $100,000 per month and interest at 6% (See Note 5). As of March 31, 2022, the total amount outstanding was $1,050,000.

Other Loans

On November 18, 2021, the Company entered into a $100,000 unsecured promissory note agreement with a lender. The promissory note accrues interest at a rate of 10% per annum and is due within twelve months or due on demand subsequently to any major funding received by the Company in excess of $3,000,000. As of March 31, 2022 the total amount outstanding was $100,000.

On February 2, 2022, the Company entered into a Future Receivable Sale and Purchase Agreement with a Purchaser. Pursuant to the terms of the agreement, the Company sold an aggregate of $136,000 of future receivables for a purchase amount of $100,000. The aggregate principal amount is payable in weekly installments totaling 2,833 until such time the obligation is fully satisfied. As of March 31, 2022 the total amount outstanding was $116,167.

On February 11, 2022, the Company entered into a $150,000 unsecured promissory note agreement with a lender. The promissory note accrues interest at a rate of 16% per annum and is due within six months or due on demand subsequently to any major funding received by the Company in excess of $2,000,000. As of March 31, 2022 the total amount outstanding was $150,000.

On March 3, 2022, the Company entered into a Receivable Purchase and Sale Agreement with a Buyer. Pursuant to the terms of the agreement, the Company sold an aggregate of $350,00 of future receivables for a purchase amount of $250,000. The aggregate principal amount is payable in daily installments totaling 2,917 until such time the obligation is fully satisfied. As of March 31, 2022 the total amount outstanding was $182,083.

Note 10 – Stockholders’ Equity

Preferred Stock

Each share of Series A Preferred Stock is convertible into 218 shares of CANB common stock and is entitled to 4,444 votes. All Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of a Liquidation Event, whether voluntary or involuntary, each holder may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of preferred shares on the issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. Subject to any adjustments, the Series A holders shall be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock on an as converted basis. During the three months ended March 31, 2022, the Company converted 15 shares of Series A preferred stock to 33,345 shares of common stock.

F-33

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The shares of Series B Preferred Stock have no voting rights.

Each share of Series C Preferred Stock has preference to payment of dividends, if and when declared by the Company, compared to shares of our common stock. Each Preferred Series C share is convertible into 25,000 shares of common stock. The shares of Series C Preferred Stock have voting rights as if fully converted.

Each share of Series D Preferred Stock has 10,000 shares of voting rights only pari passu to common shares voting with no conversion rights and no equity participation. The Company can redeem Series D Preferred Stock at any time for par value.

On February 8, 2021, the Company’s Board of Directors approved the designation of the Series D Preferred Shares and the number of shares constituting such series, and the rights, powers, preferences, privileges and restrictions relating to such series. On March 27, 2021, the Company filed an amendment to its articles of incorporation to authorize 4,000 shares of a new Series D Preferred Stock with a par value of $0.001 each. All Series D Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred Share shall have voting rights equal to 667 shares of Common Stock, adjustable at any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred Shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred Shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred Shares at any time for a purchase price of par value per share of Series D Preferred Shares (“Price per Share”). Should the Company desire to purchase Series D Preferred Shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred Shares being purchased multiplied by the Price per Share. The shares of Series D Preferred Shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. On or around March 27, 2021, the Company issued Mr. Alfonsi, Mr. Ferro, and Mr. Teeple Series D Preferred Stock in the amount of 600 shares each and to COO Philip Scala in the amount of 150 shares, collectively representing 1,300,000 voting shares.

Common Stock

For the three months ended March 31, 2022, the Company issued an aggregate of 51,282 shares of Common Stock under its Offering Statement on Form 1-A (File No. 024-11233) (the “Regulation A Offering”).

In addition, for the three months ended March 31, 2022, the Company issued an aggregate of 190,505, 13,704, 130,825, and 10,150 of Common Stock for asset acquisitions, property and equipment, services rendered, and in lieu of interest repayments, respectively.

F-34

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

Note 11 – Stock Options

A summary of stock options activity for the three months ended March 31, 2022 is as follows:

	Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding, January 1, 2022	377,654	$6.11	4.46
Granted	79,013	5.10	4.77
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding, March 31, 2022	456,666	$5.93	4.31

	Option Shares	Weighted Average Grant-Date Fair Value
Non-vested options, January 1, 2022	-	$-
Granted	79,013	7.24
Vested	(79,013)	7.24
Forfeited	-	-
Non-vested options, March 31, 2022	-	$-

Note 12 – Income Taxes

The Company’s income tax provisions for the three months ended March 31, 2022 and 2021 reflect the Company’s estimates of the effective rates expected to be applicable for the respective full years, adjusted for any discrete events, which are recorded in the period that they occur. These estimates are reevaluated each quarter based on the Company’s estimated tax expense for the full year. The estimated effective tax rate includes the impact of valuation allowances in various jurisdictions.

Note 13 – Related Party Transactions

For the three months ended March 31, 2022 and 2021, the Company paid fees to a service provider that is a relative of a director for professional services in the amount of $0 and $9,900, respectively. At March 31, 2022 and December 31, 2021, the Company had outstanding payables to the aforementioned service provider of $0 and $5,000, respectively.

At March 31, 2022, the Company has amounts due to a director of the Company of approximately $210,434 which are expected to be repaid in the next twelve months.

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Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2022

Note 14 – Commitments and Contingencies

Lease Agreements

The Company leases office space in numerous medical facilities offices under month-to-month agreements.

Rent expense for the three months ended March 31, 2022 and 2021 was $203,017 and $71,448, respectively.

At March 31, 2022, the future minimum lease payments under non-cancellable operating leases were:

Nine months ended December 31, 2022	$809,010
Fiscal year 2023	832,893
Fiscal year 2024	326,974
$1,968,877

Note 15 – Subsequent Events

On April 13, 2022, the Company entered into an Amendment to Transactional Documents with Arena Special Opportunities Partners I, LP, a Delaware limited partnership (the “ASOP”) and Arena Special Opportunities Fund, LP, a Delaware limited partnership (“ASOF” and, collectively with ASOP, the “Holders”) whereby the holders extended the maturity date of certain previously issued promissory notes to April 30, 2022 in exchange for $300,000 and agreed to grant two additional extensions for 30 days each, each for an additional $100,000 per extension. Holders also waived certain defaults under the notes and granted consents required under the notes. The Company has elected to extend the maturity of the notes to June 30, 2022, for an additional $100,000 to be paid from future offering proceeds. In addition, on June 28, 2022, the Company and Holders executed an Exchange Agreement whereby the parties agreed that upon pricing of this offering following this Registration Statement being declared effective by the SEC, the May 2021 Debt will be automatically exchanged for shares of common stock in the Company at a rate of $4.00 per share.

On April 24, 2022, the Company entered into securities purchase agreements and related agreements with an investor for the sale of $150,000 in a convertible promissory note and warrants.

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the condensed consolidated financial statements are issued and as of that date, except as reported below, there were no subsequent events that required adjustment or disclosure in the consolidated financial statements.

F-36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp.

The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company runs it manufacturing operations through PHP and holds and sells several of its brands through PHP as well. The Company’s durable equipment products, such as sam® units with and without CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and Duramed MI LLC (fka DuramedNJ, LLC) (incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February 1, 2019. Most of the Company’s consumer products include hemp derived cannabidiol (“CBD”); however, the Company has just recently begun extracting cannabinol (“CBN”) and cannabigerol (“CBG”) for wholesale to third-parties looking to incorporate such compounds into their products through its wholly owned subsidiaries, Botanical Biotech, LLC (incorporated March 10, 2021) and TN Botanicals LLC and CO Botanicals LLC (both incorporated in August 2021). The three subsidiaries have also begun synthesizing Delta-8 and Delta-10 from hemp. Delta-8 can produce similar, though less potent, effects as delta-9 (commonly referred to as THC); however, the legality of hemp derived delta-8 is in a gray area. The Company’s other subsidiaries did not have operations during the three months ended March 31, 2022.

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises. Can B̅’s products include oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates and lifestyle products. Can B̅ develops its own line of proprietary products as well seeks synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp derived products on the market through sourcing the best raw material and offering a variety of products we believe will improve people’s lives in a variety of areas.

The consolidated financial statements include the accounts of CANB and its operational wholly owned subsidiaries.

Results of Operations

Year Ended December 31, 2021 compared with Year Ended December 31, 2020:

Revenues increased $2,894,160 from $1,709,669 in 2020 to $4,603,829 in 2021. The increase is due to the wind down of restrictions related to the Covid-19 Pandemic surrounding elective surgeries, enabling an increase in the usage of the Company’s Duramed product lines and ultrasound device associated with patient recovery. Additionally, due to asset acquisitions in 2021, the Company’s Music City Botanical and Botanical Biotech brands related to an increase of sales compared to 2020 of $1,709,669. Cost of product sales increased $1,333,668 from $278,062 in 2020 to $1,611,730 in 2021 in conjunction with the increase in revenue and production in 2021.

Consulting fees increased $2,198,334 from $778,062 in 2020 to $2,976,396 in 2021. The 2021 expense amount includes legal, accounting, and other consulting fees and services incurred during the year ending December 31, 2021.

Advertising expense increased $150,454 from $519,922 in 2020 to $670,376 in 2021.

Hosting expense decreased $5,963 from $22,781 in 2020 to $16,818 in 2021.

Rent expense increased $406,989 from $234,790 in 2020 to $641,779 in 2021.

Professional fees increased $328,370 from $533,213 in 2020 to $861,583 in 2021.

Depreciation of property and equipment increased $369,268 from $124,388 in 2020 to $493,656 in 2021.

Amortization of intangible assets decreased $610,221 from $658,910 in 2020 to $48,689 in 2021.

Other operating expenses increased $576,036 from $876,431 in 2020 to $1,452,467 in 2021. The increase was due largely to higher commission fees, supplies expense and office expenses in 2021 compared to 2020. In addition, stock-based compensation expense was approximately $2,395,000 for the year ended December 31, 2021.

Net loss increased $3,290,491 from $8,878,904 in 2020 to $12,169,395 in 2021. The increase was due to all factors discussed above and in addition an increase of $1,167,510 in interest expense.

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Three months ended March 31, 2022 compared to three months ended March 31, 2021.

Revenues increased $1,553,380 from $306,940 in 2021 to $1,860,320 in 2022. The increase is due to the wind down of restrictions related to the Covid-19 Pandemic surrounding elective surgeries, enabling an increase in the usage of the Company’s Duramed product lines and ultrasound device associated with patient recovery. Additionally, due to asset acquisitions in 2021, the Company’s Music City Botanical and Botanical Biotech brands related to an increase of sales compared to 2021 of $564,643.

Cost of revenues increased $1,113,535 from $76,795 in 2021 to $1,190,330 in 2022 due to the increase in sales and overall operations in the three months ended March 31, 2022.

Operating expenses increased $1,839,318 from $2,022,679 in 2021 to $3,861,997 in 2022 as a direct result of professional fees and other accounting and legal fees related to the Company’s registration statement S-1 filing efforts.

Net loss increased $1,305,015 from $2,179,757 in 2021 to $3,484,897 in 2022. The increase was due to the $1,839,318 increase in total operating expenses net of the $439,845 increase in gross profit.

Liquidity and Capital Resources

At March 31, 2022, the Company had cash and cash equivalents of $114,992 and negative working capital of $1,948,751. Cash and cash equivalents decreased $334,009 from $449,001 at December 31, 2021 to $114,992 at March 31, 2022. For the three months ended March 31, 2022, $1,760,521 was provided by financing activities and $2,094,530 was used in operating activities.

Our management intends to attempt to secure additional required funding primarily through additional equity or debt financings; however, there can be no assurance that we will be able to obtain required funding. If we are unsuccessful in securing funding from any of these sources, we may need to defer, reduce or eliminate certain planned expenditures or scale down operations. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that could result in our shareholders losing some or all of their investment in the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

We currently have no commitments with any person for any capital expenditures.

We have no off-balance sheet arrangements.

Trend Information

The novel coronavirus disease of 2019 (“COVID-19”) outbreak has affected the Company’s operations as set forth above. The full impact of the COVID-19 outbreak continues to evolve. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the foreseeable future. Presently, our Duramed operations are at approximately 80% of pre-COVID operational level. Our expectation that as businesses open, and in particular medical offices, that our recovery will progress in sync with the speed of the business openings and expect to be back to pre-COVID operational level by end of the 2nd quarter 2022. Sales of CBD and related products continue to moderately recover and we expect to be back at pre-COVID levels by the end of the 3rd quarter 2022.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Dismissal of BMKR, LLP

(i)	On June 29, 2021, the Company dismissed BMKR, LLP (“BMKR”) as the Company’s independent registered public accounting firm.

(ii)	BMKR’s audit reports on the financial statements of the Company for the fiscal years ended December 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles except that such reports included an explanatory paragraph describing the uncertainty of the Company’s ability to continue as a going concern,

(iii)	The dismissal of BMKR was agreed to by the Company’s Board of Directors and Audit Committee.

(iv)	During the fiscal years ended December 31, 2020 and 2019, and through June 29, 2021, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) or reportable events ( as described under Item 304(a)(1)(v) of Regulation S-K) with BMKR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused BMKR to make reference to the subject matter of the disagreement in connection with its reports.

(v)	The Company provided BMKR with a copy of the disclosures regarding the dismissal of BMKR and requested in writing that BMKR furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. BMKR’s response is filed as an exhibit to this Offering Statement.

(vi)	Since being dismissed by the Company, PCAOB has revoked BMKR’s registration and the Company’s financial statements ending December 31, 2020 have been re-audited by BF Borger CPA PC.

Appointment of BF Borger CPA PC

(i)	Following a careful deliberation and competitive process among various accounting firms, on June 28, 2021, the Company engaged BF Borger CPA PC (“BFB”) as the Company’s independent registered public accounting firm, beginning the fiscal quarter ending June 30, 2021.

(ii)	Prior to retaining BFB, the Company did not consult with BFB regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our board of directors is to be elected annually by our shareholders. The board of directors elects our executive officers. Our directors and executive officers as of May 20, 2022 are as follows:

Name	Age	Position
Marco Alfonsi	61	CEO, Director and Chairman since May 14, 2015
Stanley L. Teeple	73	CFO, Secretary and Director since October 1, 2018
Phil Scala	70	Interim COO since October 10, 2019
Frederick Alger Boyer, Jr.	53	Independent Director since October 10, 2019
Ronald A. Silver	86	Independent Director since October 10, 2019
James F. Murphy	74	Independent Director since October 10, 2019
Pasquale Ferro	61	President of Pure Health Products since December 31, 2018

Marco Alfonsi, CEO and Chairman Director has been a financial service professional for the past 20 years. Mr. Alfonsi was appointed director and CEO of the Company in or around January 2015. Immediately prior to that, he spent eight years serving as the CEO of Prosperity Systems, Inc.

Throughout his career, Mr. Alfonsi was directly and indirectly involved in raising over $100 million dollars for small and medium sized business. Prior to his involvement in the financial services industry, Mr. Alfonsi has owned, operated, financed and sold several businesses. Mr. Alfonsi successfully started and managed two companies (ExecuteDirect.com, and Bakers Express of New York, Inc.), and held senior management positions with a number of financial institutions, including: Global American Investments, Clark Street Capital and Basic Investors.

Stanley L. Teeple, Mr. Teeple, CFO, Secretary, Director, was engaged from 2017-2018 with Solis Tek, Inc. (OTCQB: SLTK) a California based publicly traded corporation as Senior Vice President, Corporate Secretary, and Chief Compliance Officer. Solis Tek, Inc. a NV Corporation, is a developer of lighting and nutrient products, and most recently in cultivation and processing for the cannabis industry. Previously, from 2015-2016 Mr. Teeple was Chief Financial Officer and Secretary for Zonzia Media, Inc. (OTC:ZONX), a provider of streaming video and content to cable subscribers and hotel networks throughout the eastern US. From 2008 to 2014 Mr. Teeple was Chief Financial Officer and Secretary of Indigo-Energy, Inc. (OTC:IDGG) a publicly traded company in the oil and gas exploration business. Over the prior three plus decades Mr. Teeple through his turnaround consulting business, Stan Teeple, Inc., has held numerous senior management positions in several public and private companies across a broad spectrum of industries. Additionally, he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He operated his consulting business on a project-to-project basis and holds various other directorships. His businesses operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity and corporate compliance in a regulatory environment.

Phil Scala, Interim Chief Operating Officer, 40 year career offers unique expertise in delivering the information needed to make informed decisions, whether in times of crisis or in the course of simply running our business; is highlighted by his 29 years of service with the FBI. Throughout his 29-year career with the FBI, he worked, supervised and lead investigations on nearly every type of federal crime, including securities fraud, white collar crime, money laundering, tax violations, narcotics, racketeering, homicide, violent crime, kidnappings, and public corruptions. Mr. Scala has been the recipient of numerous commendations and awards for outstanding service, notably the FBI Shield of Bravery, as a group commendation, as the SWAT team leader of the Al-Qaeda Bomb Factory Raid, on June 3, 1993.

Mr. Scala was assigned to the Criminal Division of the New York Office. He served in numerous assignments within the Organized crime branch and was sent to the Defense language Institute in Monterey, California to gain proficiency in the Italian/ Sicilian languages. From 2003-2008, Mr. Scala, developed and implemented the NY Office’s Leadership Development Program, which assisted relief supervisors develop excellence in leadership through mentoring, journalizing, “Best Practice” experiences, and accountability tools. The program was designed to be continuous, progressive, and measurable in assisting the FBI leaders maximize their leadership potential throughout their careers.

Mr. Scala received his Bachelor’s degree and Master of Business Administration in accounting from St. John’s University, he also earned a Master of Arts degree in Psychology from New York University.

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Frederick Alger Boyer, Jr. Independent Director, is President & CEO of Advance Care Medical, Inc. - Mr. Boyer has over 25 years of Wall Street experience having worked on both the investment side as well as the banking side of the business. Most recently he served as Head of Equities for the New York based investment bank H.C. Wainwright & Co. where he had overseen efforts in capital markets, sales, and trading. Prior to that he worked and or supervised teams at Rodman & Renshaw, Oppenheimer, Piper Jaffray, and Credit Suisse in New York, San Francisco, and Minneapolis. In his various roles he has advised hundreds of companies in their financing efforts both publicly and privately. Mr. Boyer has numerous securities licenses and is a graduate of the University of California at Berkeley.

Ronald A. Silver, Independent Director, was first elected to the Florida House of Representatives In 1978 and continued his tenure in that body until 1992. While in the Florida House, Silver served in major positions including Majority Whip (1984-1986) and Majority Leader (1986-1988). He also chaired various committees including the Select Committee on Juvenile Justice, Criminal Justice, Ethics and Elections and the subcommittee of Appropriations on General Government. He was then elected to the Florida Senate in 1992 and subsequently re-elected, serving as the Majority (Democratic) leader for the 1994 session. During his last term in the Senate he was designated by both the House and Senate as the Dean of the Legislature recognizing his standing as the longest serving member. His career as a lawmaker has yielded a vast and extensive knowledge of public policy issues and the legislative process, allowing him to be an advocate and servant for his diverse community. Throughout his tenure in the House and Senate, Mr. Silver has been known to tackle tough issues, transcend partisanship and build strong coalitions and in addition served on the Judiciary committee, which heard all condominium issues. As Senator, he served on a variety of committees, and was chairman of both the Appropriations Subcommittee on Health and Human Services and Criminal Justice. His career in the Senate has earned praise from his colleagues, in both the legislature and other branches of government throughout the nation. In 1993 Mr. Silver was elected Chairman of the Southern Legislative Conference (17 Southern States) of the Council of State Governments. Most recently, a new prescription drug plan of Medicare-eligible senior citizens in the State of Florida has been named “Silver Saver” in his honor. Since his retirement from the Senate in 2002, Mr. Silver also functions as President of his own consulting firm (Ron Silver & Associates) and maintains his law practice in Miami Beach, Florida. Mr. Silver is married with two children and three grandchildren.

James F. Murphy, Independent Director, brings more than 40 years of investigative and consulting experience as the Founder and President of Sutton Associates. From 1980 to 1984, Mr. Murphy was an Assistant Special Agent in Charge with the Federal Bureau of Investigation, responsible for a territory encompassing more than seven million people. His investigative specialties included organized crime, white-collar crime, labor racketeering and political corruption. From 1976 to 1980, Mr. Murphy was assigned to the Office of Planning and Evaluation at FBI headquarters, Washington, D.C. In this capacity, he evaluated and recommended changes in the FBI’s administrative and investigative programs. Since entering the private sector in 1984, Mr. Murphy has advanced the industry by developing systematic and professional protocols for performing due diligence, as well as other investigative services.

Pasquale Ferro (“Pat” to his friends and co-workers), President of Pure Health Products LLC, built Pure Health Products from the ground up inside a vacant warehouse including all mechanical, electrical, environmental, regulatory, and lab-quality specifications. Right out of school Pat began a career in real estate development both on the retail and commercial side of the business. Pat formed a company that would take new or distressed buildings (or anything in-between) and rehab and repair the facilities so they were commercially viable and move-in ready. During the course of this career Pat was often in charge of multiple work crews, union and non-union, for work in demolition, construction, plumbing, electrical, grounds crew and other professionally skilled tradesmen required to complete a building project.

Pat had his first foray into the manufacturing process in 2015 when he started Pure Health Products, LLC, which he developed into a regional research laboratory, new product development resource, and full-on production facility capable of producing capsules, tinctures, drops, salves, tablets and other products for the supplement and custom label community. Later in 2015, Pat connected with Marco Alfonsi, CEO of the Company, and became the production facility for all of the Company’s CBD based products. In late 2018, Pat sold Pure Health Products to the Company and became the President of that wholly-owned facility which he operates and manages today under a long term employment services agreement.

Board Committees

We have established an audit committee, compensation committee, and nominating committee, with one of the independent directors sitting as chair of each committee and the remaining independent directors as the other members. Mr. Ron Silver is Chairman of the Nominating Committee, Mr. James Murphy is Chairman of the Audit Committee, and Mr. Alger Boyer is Chairman of the Compensation Committee.

Family Relationships

There are no familial relationships between any of our officers and directors.

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Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last ten years in any of the following:

● Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

● Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

● Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

● Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

● Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

● Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

● Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

Director Independence

The rules of the Nasdaq Stock Market require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. We have applied to be listed on the Nasdaq Capital Market and will be required to comply with the Nasdaq rules. Under the Nasdaq rules, a director will only qualify as an independent director if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of compensation committee members, the Nasdaq Rules require that our board of directors must consider additional factors relevant to the duties of a compensation committee member, including the source of any compensation we pay to the director and any affiliations with the company.

Our Board of Directors has determined that the following directors are independent:

Frederick Alger Boyer, Jr.

Ronald A. Silver

James F. Murphy

Committees of the Board of Directors

Our board of directors will prior to this offering establish an audit committee, a compensation committee and a nominating and governance committee. Each of these committees will operate under a charter that will be approved by our board of directors.

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Audit Committee. Our audit committee consists of three our independent directors. James Murphy will chair the committee. The audit committee responsibilities include:

●	overseeing the compensation and work of and performance by our independent auditor and any other registered public accounting firm performing audit, review or attestation services for us;

●	engaging, retaining and terminating our independent auditor and determining the terms thereof;

●	assessing the qualifications, performance and independence of the independent auditor;

●	evaluating whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

●	reviewing and discussing the audit results, including any comments and recommendations of the independent auditor and the responses of management to such recommendations;

●	reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;

●	producing a committee report for inclusion in applicable SEC filings;

●	reviewing the adequacy and effectiveness of internal controls and procedures;

●	establishing procedures regarding the receipt, retention and treatment of complaints received regarding the accounting, internal accounting controls, or auditing matters and conducting or authorizing investigations into any matters within the scope of the responsibility of the audit committee; and

●	reviewing transactions with related persons for potential conflict of interest situations.

Compensation Committee. Our compensation committee consists of our three independent directors. Alger Boyer will chair the committee. The committee has primary responsibility for:

●	reviewing and recommending all elements and amounts of compensation for each executive officer, including any performance goals applicable to those executive officers;

●	reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;

●	once required by applicable law, causing to be prepared a committee report for inclusion in applicable SEC filings;

●	approving any employment agreements, severance agreements or change of control agreements that are entered into with the CEO and certain executive officers; and

●	reviewing and recommending the level and form of non-employee director compensation and benefits.

Nominating and Governance Committee. The Nominating and Governance Committee consists of our three independent directors. Ron Silver will chair the committee. The Nominating and Governance Committee’s responsibilities include:

●	recommending persons for election as directors by the stockholders;

●	recommending persons for appointment as directors to the extent necessary to fill any vacancies or newly created directorships;

●	reviewing annually the skills and characteristics required of directors and each incumbent director’s continued service on the board;

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●	reviewing any stockholder proposals and nominations for directors;

●	advising the board of directors on the appropriate structure and operations of the board and its committees;

●	reviewing and recommending standing board committee assignments;

●	developing and recommending to the board Corporate Governance Guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs at least annually;

●	making recommendations to the board as to determinations of director independence; and

●	making recommendations to the board regarding corporate governance based upon developments, trends, and best practices.

The Nominating and Governance Committee will consider stockholder recommendations for candidates for the board of directors.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees and officers, and the members of our Board of Directors. This Code of Ethics is posted on the Company’s website https://www.canbcorp.com/code-of-ethics/ and applies to all executive officers including CEO, CFO and COO.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us during the previous two fiscal years, as of December 31, 2021.

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan comp.	Non-qualified deferred comp. earnings	All other comp.	Total
Marco Alfonsi (1)	2020	$112,500	$0	$0	$93,906	$0	$0	$0	$206,406
	2021	$107,142	$0	$2,512,500	$100,000	$0	$0	$0	$2,719,642
Stanley L. Teeple (2)	2020	$112,500	$0	$469,301	$93,906	$0	$0	$0	$675,707
	2021	$90,000	$0	$2,512,500	$100,000	$0	$0	$0	$2,702,500
Pasquale Ferro (3)	2020	$112,500	$0	$528,870	$93,906	$0	$0	$0	$735,276
	2021	$98,654	$0	$2,512,500	$100,000	$0	$0	$0	$2,711,154
Phil Scala (4)	2020	$0	$0	$0	$93,906	$0	$0	$0	$93,906
	2021	$52,000	$0	$0	$0	$0	$0	$0	$52,000

(1) Pursuant to an employment agreement entered on or around May 14, 2015, Marco Alfonsi was entitled to receive compensation of $6,000 per month through September 31, 2017 when the contract expired. On or around October 3, 2017, the Company entered into a new employment agreement with Mr. Alfonsi whereby he was entitled to receive $10,000 per month for a period of three years. Mr. Alfonsi also received one share of Series A Preferred Stock upon his execution of the new agreement. In addition, on or around October 4, 2017, the Company authorized the issuance of an additional two shares of Series A Preferred Stock to Mr. Alfonsi in consideration for cancellation of approximately $120,000 of deferred income owed to Mr. Alfonsi. The Company entered into a new employment agreement dated October 21, 2018 Mr. Alfonsi, pursuant to which Mr. Alfonsi agreed to continue to serve as the Company’s Chief Executive Officer (“CEO”) and accept appointment as Chairman of the Board of Directors (“Chairman”) for an initial term of four (4) years. He is entitled to receive $15,000 per month and other compensation under the new agreement. On December 28, 2020, Marco Alfonsi signed a three year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

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(2) Pursuant to an employment agreement entered on or around October 15, 2018, Mr. Teeple serves as the Company’s Chief Financial Officer and Secretary for a term of 4 years. The Agreement also provided for compensation to Mr. Teeple of $15,000 cash per month and the issuance of 1 share of Series A Preferred Stock upon execution of the Agreement. The fair value of the Series A preferred share is $578,000 and has a conversion vesting (but not voting) period of four years. An additional three shares of Series A Preferred Stock were issued in April 2019 per a new employment Agreement. The fair value of the Series A Preferred share issued in April 2019 is $992,250 and has a conversion (but not voting) vesting period of three years. In 2020 and 2019, the amortized portion of Series A preferred shares is $469,301 and $372,667, respectively. On December 28, 2020, Stanley Teeple signed a new three-year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s ISOP in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

(3) On December 28, 2018, the Company executed an Executive Service Agreement (“Ferro Agreement”) with Pasquale Ferro. The Ferro Agreement provides that Mr. Ferro serves as the President of Pure Health Products, LLC for a term of 4 years. The Ferro Agreement also provides for compensation to Mr. Ferro of $15,000 cash per month and the issuance of 5 shares of Series A Preferred Stock upon execution of the Ferro Agreement. The fair value of the Series A preferred shares is $2,109,700 and has a conversion (but not voting) vesting period of four years. In 2019, the amortized portion of Series A preferred stock is $527,425. On December 28, 2020, Pasquale Ferro signed a three year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s ISOP in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

(4) On October 11, 2019, the Company executed an Executive Service Agreement (“Scala Agreement”) with Phil Scala. The Scala Agreement provides that Mr. Scala serves as the Interim Chief Operating Officer for a term of 90 days. The Scala Agreement also provides for compensation to Mr. Scala of $2,500 cash per month. On January 1, 2020, Scala and the Company extended the engagement until March 31, 2020. On December 28, 2020, Phil Scala signed a three-year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifty-two thousand dollars per year, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s ISOP in an amount of one-hundred thousand dollars ($100,000), iv) 20 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

The table below summarizes all compensation awarded to, earned by, or paid to our non-interested directors for all services rendered in all capacities to us during the previous two fiscal years, as of December 31, 2021.

Non-Interested Director Summary Compensation Table
Name and principal position	Year	Fees Earned or Paid in Cash	Stock awards (1)	Option awards (2)	Non-equity incentive plan comp.	Non-qualified deferred comp. earnings	All other com.	Total
Frederick A. Boyer	2020	$0	$8,870	$0	$0	$0	$0	$0
Director	2021	$0	$0	$0	$0	$0	$0	$0
Ronald Silver	2020	$0	$4,650	$5,625	$0	$0	$0	$5,625
Director	2021	$0	$0	$0	$0	$0	$0	$0
James F. Murphy	2020	$0	$8,870	$0	$0	$0	$0	$0
Director	2021	$0	$0	$0	$0	$0	$0	$0

1)	In September of 2020, both Boyer and Murphy were issued 10,000 each and in December 2020 both Boyer and Murphy were issued an additional 10,000 common shares each. Director Silver was issued 10,000 shares in September 2020.
2)	As of December 31, 2020, Directors Boyer, Silver and Murphy each owned 10 thousand options to exercise and purchase stock at $.30 at any time until 2023. In 2020, Mr. Silver was issued 12,500 vested options to exercise and purchase stock at $.40 at any time until 2025.

No director has received cash compensation for their directorship. We do have a compensation committee and compensation for our directors and officers is determined by our board of directors.

We reimburse Non-Employee Directors for actual out-of-pocket costs incurred to attend board meetings. No additional compensation is paid for attendance in person or by telephone at board meetings.

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The table below summarizes all outstanding equity awards for officers, as of December 31, 2021.

Outstanding Equity Awards at Fiscal Year-End
Name and principal position	Grant Date	Grant Type	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Stanley Teeple – CFO	10/21/2018	Stock Options	667	0	$4.50	10/20/2023
Johnny Mack PhD – Ex COO	9/9/2019	Stock Options	1,778	0	$4.50	9/8/2024
Frederick A. Boyer – Director	10/15/2019	Stock Options	667	0	$4.50	10/14/2024
Ronald Silver – Director	10/15/2019	Stock Options	667	0	$4.50	10/14/2024
James F. Murphy – Director	10/15/2019	Stock Options	667	0	$4.50	10/14/2024

Ronald Silver – Director	12/9/2020	Stock Options	833	0	$7.50	12/9/2025

Stanley Teeple – CFO	12/29/2020	Stock Options	18,467	0	$5.42	12/29/2025

Pasquale Ferro – President	12/29/2020	Stock Options	18,467	0	$5.42	12/29/2025

Phil Scala – COO	12/29/2020	Stock Options	18,467	0	$5.42	12/29/2025

Marco Alfonsi – CEO	12/29/2020	Stock Options	18,467	0	$5.42	12/29/2025

Stanley Teeple – CFO	7/15/2021	Stock Options	19,608	0	$6.60	7/15/2026

Pasquale Ferro – President	7/15/2021	Stock Options	19,608	0	$6.60	7/15/2026

Marco Alfonsi – CEO	7/15/2021	Stock Options	19,608	0	$6.60	7/15/2026

Marco Alfonsi – CEO	4/26/2021	Stock Options	3,401	0	$7.50	4/26/2026

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of May 20, 2022, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control. The Company’s principal office is the business address for each of the named shareholders.

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Name	Title	Number of Common Shares	% of Common Shares	Number of Series C Preferred Shares	% of Series C Preferred Shares	Number of Series D Preferred Shares	% of Series D Preferred Shares	% of Eligible Votes	Number of Warrants/Options currently exercisable or exercisable in the next 60 days(1)
Marco Alfonsi	CEO, Director	357,650	10.754%			600	30.77%	16.24%	18,467
Stanley L. Teeple	CFO, Director	342,485	10.298%			600	30.77%	15.91%	19,334
Phil Scala	Interim COO	188	0.006%	20	86.956%	150	7.69%	2.86%	18,467
Frederick A. Boyer	Director	8,001	0.241%	1	4.348%	0	0	0.207%	667
Ronald Silver	Director	7,780	0.234%	1	4.348%	0	0	0.203%	1,500
James F. Murphy	Director	8,001	0.241%	1	4.348%	0	0	0.207%	667
Pasquale Ferro(2)	President, Pure Health Products	351,423	10.567%			600	30.77%	16.11%	18,467
All officers and directors as a group [7 persons]		1,075,528	32.341%	23	100%	1,950	100%	51.737%	77,569

White Hair Solutions, LLC(3)	Shareholder	334,332	10.053%			0	0	7.17

(1)	Shares of common stock subject to stock options or warrants currently exercisable or exercisable within 60 days of May 10, 2022 are deemed to be outstanding for computing the percentage ownership of the person holding such options or warrants and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	4,608 shares of common stock held by Pasquale Ferro and Rosemary Ferro as JTWROS.

(3)	White Hair Solutions, LLC is controlled by David Stock with a business address of 2222 American Blvd., De Pere, WI 54115.

As of May 20, 2022, there were 3,325,814 shares of common stock , 23 shares of Series C preferred stock representing an aggregate of 38,334 votes after adjusting for the recent reverse stock split, and 1,950 shares of Series D preferred stock representing an aggregate of 1,300,000 votes. There were a total of approximately 4,664,148 eligible to be cast in any Company vote as of May 20, 2022.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 960 South Broadway, Suite 120, Hicksville, NY 11801.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Can B̅ Corp.’s Corporate Governance Guidelines establish standards for evaluating Director independence and requires that a majority of Directors be independent. The Board determines the independence of each Director under Nasdaq governance standards. Those standards identify the types of relationships that, if material, could impair independence. The Board determined that, under the Nasdaq listing standards, the following non-employee Directors are independent: Frederick A. Boyer, Ronald Silver and James F. Murphy. Our non-independent directors are Marco Alfonsi and Stanley L. Teeple.

Except as described herein (or within the section entitled Executive Compensation of this report), none of the following parties (each a “Related Party”) has, in our fiscal years ended 2020 and 2021, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

LI Accounting Associates, LLC (“LIA”), an entity controlled by a relative of the Managing Member PHP, is a vendor of Can B̅ Corp. As of December 31, 2021, the Company had accounts payable due to LIA of $5,000. For the twelve months ended December 31, 2021, the Company had expenses to LIA of $28,100.

Pasquale Ferro, President of Pure Health Products LLC, manages the R&D and manufacturing of the Company products sold via other subsidiary companies. Mr. Ferro is also a substantial shareholder of the Company but receives no direct compensation from Can B, Corp. other than outlined in his Employment Agreement.

In 2020, the Company entered into a loan payable to an executive officer of Pure Health Products of the Company with a principal balance of $224,000. The loan bore interest at 12% per annum and was due in December 2020. The loan remains unpaid but current.

For the three months ended March 31, 2022 and 2021, the Company paid fees to a service provider that is a relative of a director for professional services in the amount of $0 and $9,900, respectively. At March 31, 2022 and December 31, 2021, the Company had outstanding payables to the aforementioned service provider of $0 and $5,000, respectively.

At March 31, 2022, the Company has amounts due to a director of the Company of approximately $210,434 which are expected to be repaid in the next twelve months.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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CAN B CORP.

Up to 2,029,703 Class A Units consisting of common stock and Series X Warrants and

Up to 2,029,703 Class B Units consisting of pre-funded Series Y Warrants and Series X Warrants

PROSPECTUS

H.C. Wainwright & Co.

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PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all estimated expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus.

ITEM	AMOUNT

SEC Registration Fee	$2,282
Legal Fees and Expenses	65,000
Accounting Fees and Expenses	3,000
Transfer Agent Fees	2,500
Nasdaq Listing Fee	5,000
Total	$87,782

INDEMNIFICATION OF OFFICERS AND DIRECTORS

There are not indemnification provisions in our Articles of Incorporation. Our Bylaws provide as follows:

The Corporation shall, to the maximum extent and in the manner permitted by the Florida law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. A “director” or “officer” of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions involving sales of our securities within the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Each offer and sale was exempt from registration under either Section 4(a)(2) of the Securities Act and/or Rule 506(b) or Rule 504 under Regulation D of the Securities Act, unless otherwise indicated. The below figures are the actual number of shares issued in each case and have not been retroactively adjusted to account for the recent 1 for 15 reverse stock split.

From January 4, 2019 to March 27, 2019, the Company issued aggregately 138,107 shares of CANB common stock to multiple investors pursuant to relative Stock Purchase Agreements dated on various dates, in exchange for total proceeds of $1,196,100.

On January 14, 2019, the Company issued 25,000 shares of CANB common stock to Hudilab, Inc. (“HUDI”), pursuant to a License and Acquisition Agreement for purchase of the technology owned by HUDI.

From January 18, 2019 to March 17, 2019, the Company issued aggregately 82,000 shares of CANB common stock to multiple consultants for services rendered.

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From January 19, 2019 to March 27, 2019, the Company issued aggregately 3,893 shares of CANB common stock to employee and officers of the Company pursuant to employee agreement and in satisfaction of accrued compensation for the quarter ended March 31, 2019.

On February 5, 2019, the Company issued 6,667 shares to the owner of TZ Wholesale LLC, pursuant to a Memorandum of Understanding (the “MOU”) dated November 9, 2018.

On February 20, 2019, the Company issued 3,333 shares of CANB common stock to owners of Seven Chakras pursuant to the Chakras Agreement dated January 31, 2019.

From April 1, 2019 through June 30, 2019 the Company issued an aggregate of 51,706 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 13,916 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 4,615 shares of Common Stock under the terms of executive employment agreements.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 86,207 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $750,000.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,061 shares of CANB Common Stock to multiple consultants for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,333 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 16,000 shares of Common Stock under the terms of executive employment agreements.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 155,241 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $1,350,600.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 40,247 shares of CANB shares under the terms of the Joint Venture Agreement.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 122,258 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 14,167 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 5,000 shares of Common Stock under the terms of executive employment agreements.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 125,000 shares of CANB Common Stock under the terms of an inventory purchase agreement for total proceeds of $487,500.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 27,500 shares of CANB Common Stock to multiple consultants for services rendered.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 31,335 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

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From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to First Fire Global Opportunities Fund, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 99,508 shares of CANB Common Stock to FirstFire Global Opportunities Fund, LLC for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 111,734 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 20,319 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 30,000 shares of CANB Common Stock to an employee for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 185,000 shares of CANB Common Stock to SRAX, Inc. according to a platform access agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 50,000 shares of CANB Common Stock to Mediiusa Group, Inc. according to a hemp processing use agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 24,545 shares of CANB Common Stock to Labrys Fund, L.P. for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 118,000 shares of CANB Common Stock to Labrys Fund, L.P. for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to Eagle Equities, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 145,000 shares of CANB Common Stock to multiple consultants for services rendered.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 100,000 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 478,715 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2020 through September 30, 2020, the Company received an aggregate of 543,715 shares of CANB Common Stock from an exchange agreement whereby shares of Iconic Brands, Inc. held by the Company were exchanged for shares of stock in the Company held by Iconic Brands, Inc.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 478,715 shares of CANB Common Stock for the acquisition of inventory.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 185,000 shares of CANB Common Stock to FirstFire Global Opportunities Fund, LLC pursuant to a junior convertible promissory note purchase agreement.

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On July 29, 2020, CANB and Iconic Brands (ICNB) completed a share exchange whereby the one million shares of ICNB common stock held by CANB were exchanged for a fair value exchange of five hundred forty three thousand seven hundred fifteen shares of CANB in order to settle a contract valuation true-up with ICNB for the purchase of Green Grow Farms, Inc.

From October 1, 2020 through December 31, 2020, the company issued an aggregate of 435,311 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 70,000 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 50,000 shares of Common Stock under the terms of hemp processing use agreement.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 600,000 shares of Common Stock under the terms of Stock Purchase Agreements for total proceeds of $300,000.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 193,524 shares of Common Stock to FirstFire Global as agreed for conversion shares related to a note payable.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 394,304 shares of CANB Common Stock to Arena Special Opportunities Partners I, LP for a commitment fee pursuant to a securities purchase agreement.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 15,133 shares of CANB Common Stock to Arena Special Opportunities Fund, LP for a commitment fee pursuant to a securities purchase agreement.

From January 1, 2021 through September 30, 2021 the Company issued an aggregate of 9,323,540 shares of Common Stock under its Reg A-1 registration currently in effect and an additional 1,441,125 shares of common stock to various consultants for services.

From January 1, 2021 through September 30, 2021 the Company issued an aggregate of 5,537,056 shares of Common Stock under various asset acquisition agreements.

From January 1, 2021 through September 30, 2021 the Company issued an aggregate of 1,536,497 shares of Common Stock under various note and related interest conversion agreements.

From January 1, 2021 through September 30, 2021 the Company issued an aggregate of 150 shares of Preferred C shares under multiple employment agreements. The Preferred C shares converted to 3,750,000 shares of Common Stock upon issuance.

From January 1, 2021 through September 30, 2021, the Company issued an aggregate of 1,950 shares of Preferred D shares.

From October 1, 2021 through December 31, 2021, the Company issued 3,429,931 shares of common stock via its Regulation A offering.

From October 1, 2021 through December 31, 2021, the Company issued 12,497,031 shares of common stock as compensation, interest due on debt and asset acquisitions under 4(a)(2) of the Securities Act.

From March 23, 2022 to April 24, 2022, the Company issued convertible promissory notes to three investors in an aggregate amount of $750,000, which are convertible at a base rate of $4.00 per share, subject to adjustment. In conjunction with issuance of the foregoing promissory notes, the Company issued the investors warrants to purchase a total of 117,186 shares of common stock over a five year period at an exercise price of $6.40 per share, subject to adjustment.

From January 1, 2022 through March 31, 2022 the Company issued an aggregate of 51,282  shares of Common Stock under its Reg A-1 registration currently in effect and an additional 130,825 shares  of common stock to various consultants for services.

From January 1, 2022 through March 31, 2022 the Company issued an aggregate of 190,505  and 13,704  shares of Common Stock under various asset acquisition agreements and acquisition of property and equipment, respectively.

From January 1, 2022 through March 31, 2022 the Company issued an aggregate of 10,150  shares of Common Stock under various interest conversion agreements.

From January 1, 2022 through March 31, 2022 the Company converted 15 shares of Series A Preferred Stock to 33,345  shares of Common Stock.

From April 1, 2022 through May 27, the Company issued 337,366 shares of common stock for forbearance on debt payment, payment of interest on debt, for services, and to purchase hemp product.

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EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit	Description

1.1	Underwriting Agreement (17)
2.1	Share Purchase Agreement with Prosperity Systems, Inc., dated January 5, 2015(2)
2.2	Membership Purchase Agreement with Pure Health Products(6)
2.3	Green Grow Stock Purchase Agreement(4)
2.4	Green Grow Modification Agreement(1)
3.1	Articles of Incorporation, as amended(1)
3.2	Bylaws(2)
4.1	Articles of Amendment designating Series A Preferred Stock rights, as amended(9)
4.2	Articles of Amendment designating Series B Preferred Stock rights(1)
4.3	Articles of Amendment designating Series C Preferred Stock rights(7)
4.4	Articles of Amendment designating Series D Preferred Stock rights(10)
4.5	Form of Common Stock Purchase Warrant(17)
4.6	Form of Representative’s Common Stock Purchase Warrant(17)
4.7	Form of Pre Funded Warrant(17)
4.8	Form of Warrant Agency Agreement(17)
5.1	Opinion of Legality from Dodson Robinette PLLC
10.1	Employment Agreement with Marco Alfonsi dated December 29, 2020(10)
10.2	Employment Agreement with Stanley L. Teeple dated December 29, 2020(10)
10.3	Employment Agreement with Pasquale Ferro dated December 29, 2020(10)
10.4	Employment Agreement with Phil Scala dated December 29, 2020(10)
10.5	Commission Agreement with Andrew Holtmeyer(10)
10.6	Employment Agreement with Bradley Lebsock(10)
10.7	Memorandum of Understanding with Sam International and ZetrOZ Systems LLC(3)
10.8	Can B̅ Corp. 2020 Incentive Stock Option Plan(8)
10.9	Arena Securities Purchase Agreement(10)
10.10	ASOF Original Issue Discount Senior Secured Convertible Promissory Note(10)
10.11	ASOF Warrant to Purchase Common Stock(10)
10.12	ASOP Original Issue Discount Senior Secured Convertible Promissory Note(10)
10.14	ASOP Warrant to Purchase Common Stock(10)
10.15	Arena Security Agreement(10)
10.16	Arena Intellectual Property Security Agreement(10)
10.17	Arena Registration Rights Agreement(10)
10.18	Arena Holding Escrow Agreement(10)
10.19	Arena Guaranty Agreement from Company Subsidiaries(10)
10.20	Amendment to 2020 ASOF Promissory Note(11)
10.21	Amendment to 2020 ASOP Promissory Note(11)
10.22	2021 Arena Securities Purchase Agreement(11)
10.23	2021 ASOF Original Issue Discount Senior Secured Convertible Promissory Note(11)
10.24	2021 ASOF Warrant to Purchase Common Stock(11)
10.25	2021 ASOP Original Issue Discount Senior Secured Convertible Promissory Note(11)
10.26	2021 ASOP Warrant to Purchase Common Stock(11)
10.27	2021 Arena Registration Rights Agreement(11)
10.28	2021 Addendum to Arena Security Agreement(11)
10.29	2021 Addendum to Arena Intellectual Property Security Agreement(11)
10.30	2021 Addendum to Arena Guaranty Agreement from Company Subsidiaries(11)
10.31	Asset Acquisition Agreement with Imbibe(10)
10.32	Equipment Acquisition Agreement with TWS(12)
10.33	Promissory Note to TWS(12)
10.34	Asset Purchase Agreement with MCB(12)
10.35	Commercial Lease with Makers Developments LLC(13)
10.36	Single-Tenant NNN Lease Agreement with CS2 Real Estate Holdings, LLC(13)
10.37	Commercial Lease with Red Road Business Park(13)
10.38	Asset Acquisition Agreement with various Sellers (Botanical Biotech)(10)
10.39	PrimeX Distribution Agreement(15)
10.40	American Development Partners development agreement(15)
10.41	Mast Hill Securities Purchase and Related Agreements(14)
10.42	Blue Lake Partners Securities Purchase and Related Agreements(14)
10.43	Fourth Man Securities Purchase and Related Agreements(16)
10.44	Extension and Amendment to Arena Transactional Documents(16)
10.45	Amended Placement Agent Agreement(18)
10.46	Alumni Capital Securities Purchase and Related Documents(19)
10.47	Arena Exchange Agreement
14.1	Code of Ethics(1)
21.1	List of Subsidiaries(10)
23.1	Consent of Independent Registered Public Accounting Firm
107	Filing Fee Table(18)

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(1)	Filed with the Annual Report on Form 10-K filed with the SEC on April 2, 2020 and incorporated herein by reference.
(2)	Filed with the Form S-1 Registration Statement filed with the SEC on December 2, 2015 and incorporated herein by reference.
(3)	Filed with the Current Report on Form 8-K filed with the SEC on January 30, 2019 and incorporated herein by reference.
(4)	Filed with the Current Report on Form 8-K filed with the SEC on December 6, 2019 and incorporated herein by reference.
(5)	Filed with the Current Report on Form 8-K filed with the SEC on February 18, 2020 and incorporated herein by reference.
(6)	Filed with the Current Report on Form 8-K filed with the SEC on January 15, 2019 and incorporated herein by reference.
(7)	Filed with the Form 1-A/A, Part II, filed with the SEC on July 17, 2020 and incorporated herein by reference.
(8)	Filed with the Form 1-A POS, Part II, filed with the SEC on September 11, 2020 and incorporated herein by reference.
(9)	Filed with the Current Report on Form 8-K filed with the SEC on November 23, 2020 and incorporated herein by reference.
(10)	Filed with the Annual Report on Form 10-K filed with the SEC on April 15, 2022 and incorporated herein by reference.
(11)	Filed with the Quarterly Report on Form 10-Q filed with the SEC on May 21, 2021 and incorporated herein by reference.
(12)	Filed with the Current Report on Form 8-K filed with the SEC on August 17, 2021 and incorporated herein by reference.
(13)	Filed with the Current Report on Form 8-K filed with the SEC on September 1, 2021 and incorporated herein by reference.
(14)	Filed with the Current Report on Form 8-K filed with the SEC on March 31, 2022 and incorporated herein by reference.
(15)	Filed with the Form 10-K filed with the SEC on April 15, 2022 and incorporated herein by reference.
(16)	Filed with the Current Report on Form 8-K filed with the SEC on April 29, 2022 and incorporated herein by reference.
(17)	Filed with Form S-1/A filed with the SEC on February 14, 2022 and incorporated herein by reference.
(18)	Filed with Form S-1/A filed with the SEC on May 25, 2022 and incorporated herein by reference.
(19)	Filed with the Current Report on Form 8-K filed with the SEC on June 15, 2022 and incorporated herein by reference.

UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6)	The undersigned Registrant hereby undertakes that it will:

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in New York, New York on June 30, 2022.

Can B Corp.
June 30, 2022
	By:	/s/ Marco Alfonsi
Marco Alfonsi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marco Alfonsi	Chief Executive Officer, Director and Chairman	June 30, 2022
Marco Alfonsi	(Principal Executive Officer)

/s/ Stanley L. Teeple	Secretary, CFO and Director	June 30, 2022
Stanley L. Teeple	(Principal Financial and Accounting Officer)

/s/ Frederick Alger Boyer Jr.	Independent Director	June 30, 2022
Frederick Alger Boyer Jr.

/s/ Ron Silver	Independent Director	June 30, 2022
Ron Silver

/s/ James Murphy	Independent Director	June 30, 2022

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